EXHIBIT 2.E


                                                                CONFORMED COPY



================================================================================




                    CONTRIBUTION AND SUBSCRIPTION AGREEMENT


                                 by and among

                          S-BRACO PARTICIPACOES S.A.

                               ROUGEVAL LIMITED

                            TINSEL INVESTMENTS INC.

              EMPRESA DE ADMINISTRACAO E PARTICIPACOES S.A.-ECAP

                                  BRACO S.A.

                             BRACO MANAGEMENT INC.

                           TINSEL PARTICIPACOES LTDA

                            TINSEL INVESTMENTS S.A.

                                   BRC S.A.

                            THE STICHTING INTERBREW

                            EUGENIE PATRI SEBASTIEN

                                 BRACOPAR S.A.

                                      and

                                INTERBREW S.A.



                                  Dated as of

                                 March 3, 2004



================================================================================

                               TABLE OF CONTENTS

                                                                          Page


                                   ARTICLE I

                              Certain Definitions

SECTION 1.01.  Certain Definitions...........................................2
SECTION 1.02.  Terms Generally...............................................9
SECTION 1.03.  Interpretation; Exhibits and Schedules........................9

                                  ARTICLE II

             Contribution and Subscription; Closing; Closing Date

SECTION 2.01.  The Contribution and Subscription; Closing...................10
SECTION 2.02.  Closing Date.................................................11

                                  ARTICLE III

                             The SB Restructuring

SECTION 3.01.  The SB Restructuring.........................................11

                                  ARTICLE IV

           Representations and Warranties of the SB Group Companies

SECTION 4.01.  Organization, Standing and Power.............................12
SECTION 4.02.  Authority; Execution and Delivery; Enforceability............13
SECTION 4.03.  No Conflicts; Consents.......................................13
SECTION 4.04.  Brokers or Finders...........................................14

                                   ARTICLE V

      Additional Representations and Warranties of the SB Group Companies

SECTION 5.01.  SB Group Company Operations; Assets; Liabilities.............14
SECTION 5.02.  Capital Stock of each SB Group Company and AmBev's
               Subsidiaries.................................................15
SECTION 5.03.  Tinsel Lux Shares............................................18
SECTION 5.04.  SEC Documents................................................18
SECTION 5.05.  Absence of Certain Changes or Events.........................19
SECTION 5.06.  Control......................................................20

                                                                          Page


                                  ARTICLE VI

                  Representations and Warranties of Interbrew

SECTION 6.01.  Organization, Standing and Power.............................20
SECTION 6.02.  Capital Stock of Interbrew and its Subsidiaries..............20
SECTION 6.03.  Interbrew Shares.............................................21
SECTION 6.04.  Authority; Execution and Delivery; Enforceability............22
SECTION 6.05.  No Conflicts; Consents.......................................22
SECTION 6.06.  Belgian Filings..............................................23
SECTION 6.07.  Absence of Certain Changes or Events.........................23
SECTION 6.08.  Brokers or Finders...........................................24

                                  ARTICLE VII

            Representations and Warranties of the Stichting and EPS

SECTION 7.01.  Organization, Standing and Power.............................25
SECTION 7.02.  Authority; Execution and Delivery; Enforceability............25
SECTION 7.03.  No Conflicts; Consents.......................................25
SECTION 7.04.  Stichting Certificates.......................................26

                                 ARTICLE VIII

                       Additional Pre-Closing Covenants

SECTION 8.01.  Covenants Relating to Conduct of Business....................26
SECTION 8.02.  Approval of the Transactions; Reasonable Best Efforts........29
SECTION 8.03.  Expenses; Transfer Taxes.....................................30
SECTION 8.04.  Publicity....................................................31
SECTION 8.05.  Further Assurances...........................................31
SECTION 8.06.  Operative Documents..........................................32
SECTION 8.07.  Access to Information........................................32
SECTION 8.08.  Adjustment Upon Changes in Capitalization....................33
SECTION 8.09.  Restructuring................................................33

                                  ARTICLE IX

                   No Solicitation; SB Transfer Restrictions

SECTION 9.01.  No Solicitation..............................................34
SECTION 9.02.  Transfer Restrictions........................................35

                                   ARTICLE X

                             Additional Covenants

SECTION 10.01.  Consolidation...............................................35

                                                                          Page


SECTION 10.02.  New Name, NYSE and EVA......................................35
SECTION 10.03.  BAC Tag-Along Right.........................................36
SECTION 10.04.  AmBev MTO...................................................36
SECTION 10.05.  Listing of Shares...........................................37
SECTION 10.06.  Information to and Consultation with the Works Council......37
SECTION 10.07.  Shareholder Meetings........................................37
SECTION 10.08.  AmBev Co-Chairman...........................................38
SECTION 10.09.  ECAP Minority Interests.....................................38

                                  ARTICLE XI

                             Conditions Precedent

SECTION 11.01.  Conditions to Each Party's Obligation.......................38
SECTION 11.02.  Conditions to Obligation of Interbrew.......................39
SECTION 11.03.  Conditions to Obligation of the SB Group Companies..........40
SECTION 11.04.  Postponement of Closing.....................................41
SECTION 11.05.  Frustration of Closing Conditions...........................42

                                  ARTICLE XII

                       Termination, Amendment and Waiver

SECTION 12.01.  Termination.................................................42
SECTION 12.02.  Effect of Termination.......................................43
SECTION 12.03.  Amendments and Waivers......................................43

                                 ARTICLE XIII

                                Indemnification

SECTION 13.01.  Indemnification relating to SB Group Companies..............43
SECTION 13.02.  Calculation of Losses.......................................45
SECTION 13.03.  Termination of Indemnification..............................45
SECTION 13.04.  Procedures..................................................45
SECTION 13.05.  Indemnification Relating to Interbrew.......................47
SECTION 13.06.  Calculation of Losses.......................................49
SECTION 13.07.  Termination of Indemnification..............................49
SECTION 13.08.  Procedures..................................................49
SECTION 13.09.  Responsibility for Interbrew Listing Prospectus.............51
SECTION 13.10.  ECAP Claims.................................................52
SECTION 13.11.  Sole Remedy.................................................52

                                                                          Page


                                  ARTICLE XIV

                              General Provisions

SECTION 14.01.  Survival....................................................52
SECTION 14.02.  Assignment..................................................53
SECTION 14.03.  No Third-Party Beneficiaries................................53
SECTION 14.04.  Attorneys' Fees.............................................53
SECTION 14.05.  Notices.....................................................53
SECTION 14.06.  Counterparts................................................55
SECTION 14.07.  Entire Agreement............................................55
SECTION 14.08.  Severability................................................55
SECTION 14.09.  Subsidiary or Other Action; SB Group Company Liability......55
SECTION 14.10.  Governing Law...............................................56
SECTION 14.11.  Arbitration.................................................56


Exhibits
Exhibit AForm of Labatt Incorporacao Agreement
Exhibit BForm of Interbrew Shareholders' Agreement
Exhibit CLST Lock-up Agreement
Exhibit DEPS Lock-up Agreements
Exhibit EForm of Amended Stichting By-Laws
Exhibit FForm of Amended Interbrew By-Laws
Exhibit GForm of Amended Conditions of Administration
Exhibit HFAHZ Amendment
Exhibit IAmBev 2003 Financial Statements
Exhibit JInterbrew 2003 Financial Statements

          CONTRIBUTION AND SUBSCRIPTION AGREEMENT, dated as of March 3, 2004 (this "Agreement"), by and among BRC S.A., a corporation organized under the laws of Luxembourg as a SOPARFI, and as a resident of Luxembourg for tax purposes ("BRC"), Tinsel Investments S.A., a corporation organized under the laws of Luxembourg as a SOPARFI, and as a resident of Luxembourg for tax purposes ("Tinsel Lux"), S-Braco Participacoes S.A., a corporation organized under the laws of the Federative Republic of Brazil ("SB"), Braco S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Braco"), Braco Management Inc., a corporation organized under the laws of the Bahamas ("Braco Management"), Bracopar S.A., a corporation organized under the laws of the Federative Republic of Brazil ("Bracopar"), Empresa de Administracao e Participacoes S.A.-ECAP, a corporation organized under the laws of the Federative Republic of Brazil ("ECAP"), Tinsel Participacoes Ltda, a corporation organized under the laws of the Federative Republic of Brazil ("Tinsel Participacoes"), Tinsel Investments Inc., a corporation organized under the laws of the Bahamas ("Tinsel"), and Rougeval Limited, a corporation organized under the laws of the Bahamas ("Rougeval"), on the one hand, and the Stichting Interbrew, a foundation organized under the laws of the Netherlands (the "Stichting"), Eugenie Patri Sebastien, a societe en commandite par actions organized under the laws of Luxembourg that currently holds a majority of the outstanding certificates issued by the Stichting ("EPS") and Interbrew S.A., a public limited liability company organized under the laws of the Kingdom of Belgium ("Interbrew"), on the other hand (each, a "Party" and collectively, the "Parties").

                                  WITNESSETH:

          WHEREAS, BRC desires to subscribe for 141,712,000 ordinary shares, without nominal value, of Interbrew (the "Interbrew Shares"), by contributing to Interbrew all of the issued and outstanding shares of Tinsel Lux (the "Tinsel Lux Shares"), and Interbrew desires to accept such contribution by BRC of the Tinsel Lux Shares as payment for BRC's subscription for the Interbrew Shares;

          WHEREAS, the corporate structure of the SB Group Companies (as defined below) shall be reorganized to facilitate the completion of the transactions described herein;

          WHEREAS, simultaneously with the execution and delivery of this Agreement, Interbrew, Labatt Brewing Canada Holding Ltd., a corporation organized under the laws of the Bahamas, and Companhia de Bebidas das Americas-AmBev, a corporation organized under the laws of the Federative Republic of Brazil ("AmBev") have entered into the Incorporacao Agreement in the form attached as Exhibit A (the "Labatt Incorporacao Agreement") pursuant to which Labatt shall become a subsidiary of AmBev (the "Labatt Incorporacao");

          WHEREAS, BRC desires to deposit the Interbrew Shares in the Stichting in exchange for certificates issued by the Stichting representing a beneficial economic interest in the Interbrew Shares;

          WHEREAS, BRC and EPS desire to amend the by-laws and the terms of administration of the Stichting, as well as the by-laws of Interbrew, and together with the Stichting, to enter into a shareholders' agreement in relation to Interbrew in the form attached as Exhibit B (the "Interbrew Shareholders' Agreement");

          WHEREAS, the contributing shareholders of SB, simultaneously with the execution and delivery of this Agreement, are entering into a lock-up agreement in the form attached as Exhibit C (the "LST Lock-up Agreement");

          WHEREAS, the contributing shareholders of EPS, simultaneously with the execution and delivery of this agreement, are entering into a lock-up agreement in the form attached as Exhibit D (the "EPS Lock-up Agreement"); and

          WHEREAS, the Parties desire to set forth certain additional agreements relating to the transactions described herein.

          Accordingly, the Parties hereby agree as follows:



                                  ARTICLE I

                              Certain Definitions

          SECTION 1.01. Certain Definitions. (a) The following terms are used in this Agreement with the meanings set forth below:

          "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person and, in the case of an individual, (i) upon the death of such individual, such individual's executors, administrators or testamentary trustees, (ii) such individual's spouse, parents, siblings or descendants or such parents', siblings' or descendants' spouses, (iii) a trust the beneficiaries of which include only such individual or any of the relatives of such individual specified in clause
(ii) and (iv) a charitable foundation, charitable trust or similar charitable entity established by such individual and administered by such individual or relatives of such individual in clause (ii).

          "AmBev Capital Stock" means, collectively, all of the AmBev Common Stock and AmBev Preferred Stock issued and outstanding.

          "AmBev Common Stock" means the ordinary shares or American Depositary Shares representing deposited ordinary shares, in each case, without par value, of AmBev.

          "AmBev Preferred Stock" means the preferred shares or American Depositary Shares representing deposited shares of preferred shares, in each case without par value, of AmBev.

          "AmBev Shareholders' Agreement" means the Shareholders' Agreement of AmBev dated July 1, 1999, as amended, by and among FAHZ, Braco and ECAP, and, where the context requires, shall include such agreement as amended by the FAHZ Amendment.

          "AmBev Shareholders' Meeting" means the meeting of AmBev shareholders at which a vote shall be taken with respect to the Labatt Incorporacao.

          "AmBev Shareholders' Meeting Materials" means any written material furnished to shareholders of AmBev under Applicable Law in connection with the AmBev Shareholders' Meeting.

          "Amended Interbrew By-Laws" means the by-laws of Interbrew as amended on or prior to the Closing Date, the form of which is attached as Exhibit E, pursuant to which, among other things, the maximum size of Interbrew's board of directors shall be increased to 14.

          "Amended Stichting By-Laws" means the by-laws of the Stichting as amended on or prior to the Closing Date, the form of which is attached as Exhibit F.

          "Amended Conditions of Administration" means the Conditions of Administration of the Stichting as amended on or prior to the Closing Date, the form of which is attached as Exhibit G.

          "Antitrust Laws" means any applicable antitrust or competition laws.

          "BAC" means Beverage Associates (BAC) Corp., a corporation organized under the laws of the British Virgin Islands.

          "BAC Tag-Along Right" means the tag-along right of the BAC shareholders, as set forth in Section 2.03 of the Share Transfer Agreement dated as of January 31, 2003 by and among Braco, ECAP, FAHZ, BAC and AmBev.

          "Base Price" means U.S. $24.85 per Depositary Share representing 100 shares of AmBev Common Stock or AmBev Preferred Stock, as applicable.

          "Bracopar Common Stock" means the issued and outstanding shares of common stock, no par value, of Bracopar.

          "Braco Capital Stock" means all of the issued and outstanding capital stock of Braco.

          "Braco Common Stock" means the shares of common stock, no par value, of Braco.

          "Braco Management Capital Stock" means all of the issued and outstanding capital stock of Braco Management.

          "Braco Preferred Stock" means the shares of preferred stock, no par value, of Braco.

          "Brazilian Corporation Law" means Law no. 6.404 of December 15, 1976 of the Federative Republic of Brazil, as amended.

          "Brazilian GAAP" means generally accepted accounting principles in the Federative Republic of Brazil as in effect at the time any applicable financial statements were prepared.

          "Confidentiality Agreement" means the Mutual Confidentiality Agreement dated as of October 15, 2003 between Interbrew and AmBev, as amended on November 25, 2003.

          "Disclosure Schedule" means the schedules delivered by the Parties concurrently with the execution of this Agreement setting forth, among other things, items the disclosure of which is necessary or appropriate either (a) in response to an express informational requirement contained in or requested by a provision this Agreement or (b) as an exception to one or more representations or warranties or covenants contained in this Agreement.

          "ECAP Capital Stock" means all of the issued and outstanding capital stock of ECAP.

          "ECAP Common Stock" means the shares of common stock, no par value, of ECAP.

          "ECAP Preferred Stock" means the shares of preferred stock, no par value, of ECAP.

          "Euronext Brussels" means the Belgian-regulated market operated by Euronext Brussels S.A./N.V., a corporation organized under the laws of the Kingdom of Belgium and recognized as market undertaking in accordance with
Article 16 of the Belgian Law of August 2, 2002 governing the supervision of the financial sector and the financial services.

          "Exchange Act" means U.S. Securities Exchange Act of 1934, as amended.

          "Excluded Taxes" means (i) the registration duties ("droits d'enregistrement"), if any, resulting from the sale by Tinsel of its Tinsel Participacoes Shares to Tinsel Lux in accordance with the Restructuring and
(ii) Belgium indirect taxes, if any, due or becoming due as a result of the Closing.

          "FAHZ" means Fundacao Antonio e Helena Zerrenner Instituicao Nacional de Beneficiencia, a charitable foundation organized under the laws of the Federative Republic of Brazil.

          "FAHZ Amendment" means the amendment to the AmBev Shareholders' Agreement dated as of March 2, 2004 by and among FAHZ, Braco and ECAP, a copy of which is attached as Exhibit H.

          "IFRS" means International Financial Reporting Standards as in effect at the time any applicable financial statements were prepared.

          "Interbrew Common Stock" means all of the issued and outstanding ordinary shares, notional value of (euro)0.77 per share, of Interbrew.

          "Interbrew Listing Prospectus" means the prospectus that is required under Belgian Applicable Law to list the Interbrew Shares on the First Market of Euronext Brussels.

          "Interbrew Material Adverse Effect" means a material adverse effect
(a) on the business, assets, financial condition, prospects or results of operations of Interbrew and its subsidiaries, the Stichting and EPS taken as a whole, (b) on the ability of Interbrew, the Stichting or EPS to perform its respective obligations under this Agreement and the Operative Documents to which it is, or is specified to be, a party, or (c) on the ability of Interbrew or EPS to consummate the Transactions.

          "Interbrew Shareholders' Meeting" means the meeting of Interbrew shareholders to be held in the presence of a notary at which a vote shall be taken with respect to, inter alia, (i) the Contribution and Subscription and
(ii) the Amended Interbrew By-Laws.

          "Interbrew Shareholders' Meeting Materials" means any written material furnished to shareholders of Interbrew in connection with the Interbrew Shareholders' Meeting.

          "Labatt" means Labatt Brewing Company Limited, a corporation organized under the laws of Canada.

          "Labatt Side Letter" means the letter dated the date hereof from Labatt Holding B.V. to Interbrew International BV, a corporation organized under the laws of the Netherlands, with respect to certain matters related to the Labatt Incorporacao.

          "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, unasserted or otherwise, including those arising under any Applicable Law or pursuant to any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity and those arising under any Contract, and including, for the avoidance of doubt, any Taxes.

          "Operative Documents" means (i) the Labatt Incorporacao Agreement,
(ii) the FAHZ Amendment, (iii) the Interbrew Shareholders' Agreement, (iv) the Amended Terms of Administration, (v) the Amended Stichting By-Laws, (vi) the Amended Interbrew By-Laws, (vii) the LST Lock-up Agreement, (viii) the EPS Lock-up Agreement, (ix) the Labatt Side Letter and (x) the other agreements and instruments to be executed and delivered, or to take effect, in connection with or as contemplated by this Agreement or any of the foregoing agreements.

          "person" means any individual, firm, corporation, partnership, limited liability company, foundation, trust, joint venture, association, unincorporated organization, Governmental Entity or other entity.

          "Pre-Closing Liabilities" means any and all Liabilities of any of the SB Group Companies (other than AmBev) arising prior to the Closing or in any way relating to the period ending on the Closing, including any such Liabilities that are set forth in any Section of the Disclosure Schedule and any Liabilities relating to the Restructuring (other than the Excluded Taxes).

          "Quinsa" means Quinsa of Quilmes Industrial ("Quinsa") Societe
Anonyme.

          "Rougeval Shares" means the issued and outstanding common stock, $1.00 par value, of Rougeval.

          "SB Group Company" means each of SB, BRC, Tinsel Lux, Braco, Tinsel, Rougeval, Braco Management, ECAP, Tinsel Participacoes, Bracopar and AmBev, and, in each case, any successors thereto (it being understood that SB will be dissolved in connection with the Restructuring and that BRC will be deemed the successor to SB following such dissolution for purposes of this Agreement and references to SB following such dissolution shall be deemed to be references to BRC where the context so requires).

          "SB Material Adverse Effect" means a material adverse effect (a) on the business, assets, financial condition, prospects or results of operations of the SB Group Companies and AmBev's subsidiaries, taken as a whole, or (b) on the ability of any SB

Group Company to perform its obligations under this Agreement and the Operative Documents to which it is, or is specified to be, a party, or (c) on the ability of any SB Group Company to consummate the Transactions.

          "subsidiary" of any person means another person, an amount of the voting securities or other voting ownership or voting interests of which sufficient to elect at least a majority of its board of directors or other governing body is owned directly or indirectly by such first person or by another subsidiary of such first person.

          "Tax" or "Taxes" means all federal, provincial, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever including all corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, premium, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, environmental, alternative minimum, occupation, recapture, territorial, goods and services, harmonized sales, capital, employer health taxes, health taxes, social services taxes, education taxes, all employment insurance, health insurance, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping taxes, all license, franchise and registration fees, and other taxes, and including all interest, penalties and additions imposed with respect to such amounts, and all amounts payable pursuant to any agreement or arrangement with respect to Taxes.

          "Tinsel Participacoes Shares" means the shares of common stock, no par value, of Tinsel Participacoes.

          "Tinsel Shares" means the shares of common stock, $1.00 par value, of Tinsel.

          "Transactions" means each of the transactions contemplated by this Agreement or any of the Operative Documents.

          "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect at the time any applicable financial statements were prepared.

          (b) The following terms are defined in the Section set forth opposite the term:

              Terms                                               Section
              -----                                               -------

              Agreement                                           Preamble
              AmBev                                               Witnesseth
              AmBev 2003 Financial Statements                     5.04(b)
              AmBev SEC Documents                                 5.04(a)
              AmBev SEC Financial Statements                      5.04(b)
              AmBev Shares                                        5.02(b)

              Terms                                               Section
              -----                                               -------

              Antitrust Authorities                               8.02(e)
              Applicable Law                                      4.03
              BAC Premium                                         10.03
              BFIC                                                6.06(a)
              Braco                                               Preamble
              Braco Capital Stock                                 5.02(b)
              Braco Management                                    Preamble
              Bracopar                                            Preamble
              Bracopar Shares                                     5.02(b)
              Braco Owned AmBev Shares                            5.02(b)
              Braco Shares                                        5.02(b)
              BRC                                                 Preamble
              Closing                                             2.02
              Closing Date                                        2.02
              Consent                                             4.03
              Contract                                            4.03
              Contribution and Subscription                       2.01(a)
              CVM                                                 8.02(e)
              ECAP                                                Preamble
              ECAP Owned AmBev Shares                             5.02(b)
              ECAP Shares                                         5.02(b)
              EPS                                                 Preamble
              EPS Lock up Agreement                               Witnesseth
              Governmental Entity                                 4.03
              Incorporacao Laudo                                  8.02(a)
              Indemnifying Party                                  13.01(a)
              Indemnifying SB Party                               13.05(a)
              Interbrew                                           Preamble
              Interbrew 2003 Financial Statements                 6.06(b)
              Interbrew BFIC Documents                            6.06(a)
              Interbrew BFIC Financial Statements                 6.06(b)
              Interbrew Capital Stock                             6.02
              Interbrew Indemnities                               13.05(a)
              Interbrew Losses                                    13.05(a)
              Interbrew Representatives                           8.07(a)
              Interbrew Shareholders' Agreement                   Witnesseth
              Interbrew Shares                                    Witnesseth
              Interbrew Third Party Claim                         13.08(a)
              Interbrew Voting Debt                               6.02
              Judgment                                            4.03
              Labatt Incorporacao                                 Witnesseth
              Labatt Incorporacao Agreement                       Witnesseth
              Liens                                               4.03

              Terms                                               Section
              -----                                               -------

              LST Lock-up Agreement                               Witnesseth
              MTO                                                 10.4
              Other Bid                                           9.01
              Party                                               Preamble
              Representatives                                     9.01
              Restructuring                                       3.01(a)
              Rights                                              5.02(a)
              Rougeval                                            Preamble
              SB                                                  Preamble
              SB Group Companies Capital Stock                    5.02(a)
              SB Group Company Voting Debt                        5.02(a)
              SB Indemnitees                                      13.01(a)
              SB Losses                                           13.01(a)
              SB Owned AmBev Shares                               5.02(b)
              SB Representatives                                  8.07(b)
              SB Third Party Claim                                13.04(a)
              SEC                                                 5.04(a)
              Stichting                                           Preamble
              Stichting Interests                                 9.02
              Target                                              9.01
              Tinsel                                              Preamble
              Tinsel Lux                                          Preamble
              Tinsel Lux Shares                                   Witnesseth
              Tinsel Participacoes                                Preamble
              Transfer                                            9.02

          SECTION 1.02. Terms Generally. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Agreement include both the plural and the singular;

          (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (c) the words "including" and "include" and other words of similar import shall be deemed to be followed by the phrase "without limitation".

          SECTION 1.03. Interpretation; Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                  ARTICLE II

             Contribution and Subscription; Closing; Closing Date

          SECTION 2.01. The Contribution and Subscription; Closing. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Tinsel and Rougeval shall cause BRC to, and BRC shall, contribute, transfer and deliver to Interbrew all of the Tinsel Lux Shares, in bearer form or registered in the name of Interbrew, and Interbrew shall issue and transfer to BRC the Interbrew Shares as set forth below. The subscription to the Interbrew Shares and payment therefor in the form of a contribution to Interbrew of the Tinsel Lux Shares are referred to in this Agreement as the "Contribution and Subscription".

          (b) At the Closing:

               (i) Tinsel and Rougeval shall cause BRC to, and BRC shall, contribute and transfer to Interbrew and deliver to Interbrew (A) certificates representing Tinsel Lux Shares, in bearer form or registered in the name of Interbrew, with appropriate transfer tax stamps, if any, affixed, and (B) deliver or cause to be delivered such other documents as Interbrew or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement including with respect to the Restructuring;

               (ii) (A) Interbrew shall issue the Interbrew Shares to BRC and register them in the name of BRC in the shareholders' register of Interbrew, (B) BRC shall thereafter transfer the Interbrew Shares to the Stichting for certification thereof by the Stichting, and immediately thereafter, Interbrew shall register the transfer of the Interbrew Shares from BRC to the Stichting in the shareholders' register of Interbrew (such mention to be signed and dated by BRC and the Stichting) and shall deliver to the Stichting certificates representing the Interbrew Shares certified by the Stichting in favor of BRC, and (C) Interbrew shall deliver or cause to be delivered to BRC such other documents as BRC or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

               (iii) Each of the Amended Terms of Administration, the Amended Stichting By-Laws, the Amended Interbrew By-Laws and the Interbrew Shareholders' Agreement shall become effective.

          SECTION 2.02. Closing Date. The closing of the Contribution and Subscription (the "Closing") shall take place at the offices of Linklaters De Bandt, rue Brederode 13, 1000 Brussels, at 2:00 p.m. Brussels time on the fifth business day (the "Closing Date") following the satisfaction (or, to the extent permitted, the waiver) of the conditions set forth in Article XI, or at such other place, time and date as shall be agreed between Interbrew and BRC. The Parties shall use their reasonable best efforts in accordance with Section
8.02 to have the Closing occur as soon as practicable.

                                 ARTICLE III

                             The SB Restructuring

          SECTION 3.01. The SB Restructuring.

          (a) Between the date of this Agreement and prior to the Closing, the SB Group Companies (excluding AmBev) (i) will increase the capital of Tinsel Participacoes by causing Tinsel Lux to contribute a minimum amount of U.S. $100 million to Tinsel Participacoes, (ii) subsequently, Tinsel Participacoes will discharge all its Liabilities in full and (iii) following such discharge, no later than one day prior to the Closing Date, Tinsel Participacoes will have applied for a registration of foreign investment with the Central Bank of Brazil in an amount equivalent to no less than U.S. $130 million.

          (b) Immediately prior to the Closing, the SB Group Companies shall be reorganized in the manner and on the terms previously agreed by Interbrew and the SB Group Companies (the "Restructuring"), as a result of which, immediately prior to the Closing, (i) BRC, as its sole asset, will hold 1,000 Tinsel Lux Shares, representing 100% of all of the capital stock of Tinsel Lux issued and outstanding, (ii) Tinsel Lux, as its sole asset, will hold 5,635,664,826 Tinsel Participacoes Shares, representing 100% of all of the issued and outstanding capital stock of Tinsel Participacoes, (iii) Tinsel Participacoes, as its sole assets, will hold 4,214,345,035 shares of AmBev Common Stock, representing approximately 26.78%, including treasury shares, of all of the AmBev Common Stock issued and outstanding, 280,833,991 shares of ECAP Common Stock, representing approximately 99.74% of all of the issued and outstanding ECAP Common Stock, and 367,650,721 shares of ECAP Preferred Stock, representing approximately 97.82% of all of the ECAP Preferred Stock issued and outstanding, (iv) ECAP, as its sole asset, will hold 4,039,568,225 shares of AmBev Common Stock, representing approximately 25.67%, including treasury shares, of all of the AmBev Common Stock issued and outstanding, and (v) Tinsel Lux will hold indirectly, through Tinsel Participacoes and ECAP, 8,253,913,260 shares of AmBev Common Stock, representing approximately 52.45%, including treasury shares, of the AmBev Common Stock issued and outstanding, in each case (i) through (v), free and clear of all Liens.

          (c) BRC shall cause the investment of Tinsel Lux in Tinsel Participacoes, at the time of the Closing, to have a registration of foreign investment with the Central Bank of Brazil in an amount equivalent to no less than U.S. $130 million, which shall represent at least 99.03% of Tinsel Lux's equity interest in Tinsel Participacoes at such time, such registration to be subject only to processing of such registration by the Central Bank of Brazil.

                                  ARTICLE IV

           Representations and Warranties of the SB Group Companies

          Each SB Group Company (other than AmBev) represents and warrants, jointly and severally, to the Stichting, EPS and Interbrew, as follows:

          SECTION 4.01. Organization, Standing and Power. (a) Each SB Group Company and AmBev's subsidiaries is duly organized, validly existing and in good standing (to the extent recognized by the laws of the jurisdiction in which it is organized) under the laws of the jurisdiction in which it is organized and has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted or as otherwise contemplated herein, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have an SB Material Adverse Effect.

          (b) Each SB Group Company and each of AmBev's subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary except, with respect to SB and Braco, in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, have not had and would not reasonably be expected to have an SB Material Adverse Effect.

          (c) SB has delivered to Interbrew true and complete copies of the charter documents, articles of incorporation, by-laws or other constituent documents, in each case as amended through the date of delivery, of each of the SB Group Companies.

          SECTION 4.02. Authority; Execution and Delivery; Enforceability. Each SB Group Company (other than AmBev) has full power and authority to execute this Agreement, and each SB Group Company has, or at the time of execution thereof will have, full power and authority to execute each Operative Document to which it is, or is specified to be, a party and to consummate the Transactions. The execution and delivery by each SB Group Company (other than AmBev) of this Agreement and the execution by each SB Group Company of each other Operative Document to which it is, or is specified to be, a party and the consummation by the SB Group Companies of the Transactions have, or will have prior to the Closing Date, been duly authorized by all necessary corporate action, except as set forth in Schedule
4.02. Each SB Group Company (other than AmBev) has duly executed and delivered this Agreement, and each SB Group Company prior to the Closing Date will have duly executed and delivered each Operative Document specified to be delivered on or before the Closing Date to which it is, or is specified to be, a party, and this Agreement constitutes, and each Operative Document to which a SB Group Company is, or is specified to be, a party, or by which such SB Group Company will be bound, will as of the Closing Date constitute, such SB Group Company's legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 4.03. No Conflicts; Consents. The execution and delivery by each SB Group Company (other than AmBev) of this Agreement does not, the execution and delivery by each SB Group Company of each Operative Document to which it is, or is specified to be, a party, or by which it will be bound, will not, and the consummation of the Transactions and compliance by the SB Group Companies with the terms hereof and thereof will not, contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, require the consent of any person under, or give rise to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or except as set forth in Schedule 4.03(a), trigger any change of control provision under, or result in the creation of any mortgages, liens, security or other interests, charges, easements, leases, subleases, covenants, rights of way, options, claims, restrictions or encumbrances of any kind (collectively, "Liens") upon any of the properties or assets of any SB Group Company or any AmBev subsidiary under any provision of (a) the charter documents, articles of incorporation, by-laws or other organizational documents of any SB Group Company or any AmBev subsidiary, if applicable, (b) any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement (a "Contract") to which an SB Group Company or any AmBev subsidiary is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree ("Judgment") or applicable national, state, local or foreign statute, law (including common law), ordinance, rule or regulation ("Applicable Law") applicable to any SB Group Company, any AmBev subsidiary or any of their respective properties or assets, other than, in the case of clauses (b) and (c) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have an SB Material Adverse Effect. Except as set forth in Schedule 4.03(b), no consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any national, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to any SB Group Company or any of AmBev's subsidiaries in connection with (i) the execution, delivery and performance of this Agreement or any Operative Document to which a SB Group Company is, or is specified to be, a party, or by which it will be bound, or the consummation of the Transactions to be consummated by any SB Group Company pursuant to this Agreement or any Operative Document or (ii) the ownership by Interbrew of the Tinsel Lux Shares following the Closing, other than (A) compliance with and filings under the Antitrust Laws, (B) compliance with and filings under the Exchange Act and the securities laws of the Federative Republic of Brazil, (C) any required Central Bank of the Federative Republic of Brazil registration or
(D) any required filings with the Sao Paulo Board of Trade.

          SECTION 4.04. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of any SB Group Company or any of their respective affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions, except for Citigroup Global Markets, Inc., all of whose fees and expenses will be paid by AmBev, and Rinaldini & Co., LLC, all of whose fees and expenses will be paid by or on behalf of SB.

                                  ARTICLE V

      Additional Representations and Warranties of the SB Group Companies

          Each SB Group Company represents and warrants, jointly and severally, to the Stichting, EPS and Interbrew, as follows:

          SECTION 5.01. SB Group Company Operations; Assets; Liabilities. (a) except as set forth in Schedule 5.01, (i) since the date of its formation, other than the ownership of the Tinsel Lux Shares and any activities reasonably incidental thereto, BRC has not engaged in any other business or activity, has not owned, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person, and has not created, incurred or permitted to exist any Liability, other than any Liability reasonably incidental to its ownership of the Tinsel Lux Shares and activities reasonably incidental to its entering into this Agreement and performing its obligations hereunder, including in connection with the Restructuring; (ii) since the date of its formation, other than the ownership of the Tinsel

Participacoes Shares and any activities reasonably incidental thereto, Tinsel Lux has not engaged in any other business or activity, will not have owned, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person, and has not created, incurred or permitted to exist any Liability other than any Liability reasonably incidental to its ownership of the Tinsel Participacoes Shares and activities reasonably incidental to its entering into this Agreement and performing its obligations hereunder, in each case, that are de minimis, including in connection with the Restructuring (provided that any Liabilities incurred in connection therewith shall be discharged in full prior to the Closing); (iii) immediately prior to the Closing, other than the ownership of the Braco Shares and the ECAP Shares and any activities reasonably incidental thereto, Tinsel Participacoes will not engage in any other business or activity, will not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person and will not create, incur or permit to exist any Liability, other than any Liability reasonably incidental to its ownership of the Braco Shares and ECAP Shares and activities reasonably incidental to its entering into this Agreement and performing its obligations hereunder or in connection with the Restructuring (provided that any Liabilities incurred in connection therewith shall be discharged in full prior to the Closing); (iv) other than its ownership of the Braco Owned AmBev Shares and the ECAP Shares, Braco will not conduct any business or activity other than in the ordinary course of business consistent with past practice or in connection with the Restructuring and will not have any Liabilities other than Liabilities incurred in the ordinary course of business consistent with past practice or incurred in connection with the Restructuring and (v) immediately prior to the Closing, other than the ownership of the ECAP Owned AmBev Shares and any activities reasonably incidental thereto, ECAP will not engage in any other business or activity, will not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person, and will not create, incur or permit to exist any Liability, other than any Liability reasonably incidental to its ownership of the ECAP Owned AmBev Shares and activities reasonably incidental to its entering into this Agreement and performing its obligations hereunder, including in connection with the Restructuring (provided that any Liabilities incurred in connection therewith shall be discharged in full prior to the Closing).

          (b) Immediately prior to the Closing, (i) BRC will have no assets other than the Tinsel Lux Shares, (ii) Tinsel Lux will have no assets other than the Tinsel Participacoes Shares, (iii) Tinsel Participacoes will have no assets other than the Braco Owned AmBev Shares, the SB Owned AmBev Shares and the ECAP Shares and (iv) ECAP will have no assets other than the ECAP Owned AmBev Shares.

          SECTION 5.02. Capital Stock of each SB Group Company and AmBev's Subsidiaries. Set forth in Schedule 5.02 is the authorized capital stock, as of the date hereof and the Closing Date, and the number of issued and outstanding shares of each SB Group Company (collectively, the "SB Group Companies Capital Stock"), other than for issuances currently contemplated to the extent set forth in
Schedule 5.02, and the name of each holder thereof (other than with respect to AmBev). Except for their respective SB Group Companies Capital Stock and as set forth in Schedules 5.01 and 5.02, there are not, and at the Closing Date there will not be, any shares of capital stock or other equity or voting securities of any SB Group Company issued, reserved for issuance or outstanding. The SB Group Companies Capital Stock and any other equity or voting securities of each SB Group Company are, and at the Closing Date, except as contemplated in Schedule 5.01, will be, duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Schedule 5.02, free of preemptive rights, with no personal liability attaching to ownership thereof and, except as contemplated by the Operative Documents, none of the SB Group Companies Capital Stock is, or at the Closing Date will be, subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any Applicable Law, the charter documents, articles of incorporation or other constituent documents of such SB Group Company or any of AmBev's subsidiaries or any Contract to which it is a party or by which it is otherwise bound. All the outstanding shares of capital stock of each subsidiary of AmBev have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof, and are owned, beneficially and of record by AmBev or one of its subsidiaries, except as set forth in Schedule
5.02. There are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of SB Group Companies Capital Stock may vote (collectively, "SB Group Company Voting Debt"). Except as set forth above, as contemplated by the Operative Documents and as set forth on
Schedule 5.02, as of the date of this Agreement, there are not, and as of the Closing Date there will not be, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind (collectively, "Rights") to which any SB Group Company or any of AmBev's subsidiaries is a party or by which any of them is bound: (i) obligating it or any of AmBev's subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, such SB Group Company or of any of AmBev's subsidiaries or any SB Group Company Voting Debt, (ii) obligating any SB Group Company or any of AmBev's subsidiaries to issue, grant, extend or enter into any such Rights or
(iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the SB Group Companies Capital Stock. As of the date of this Agreement, there are, and as of the Closing Date, there will be, no outstanding contractual obligations of any SB Group Company or any of AmBev's subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of any such SB Group Company or any of AmBev's subsidiaries, other than as contemplated by the Transactions or as set forth on Schedule 5.02.

          (b) As of the date hereof, (i) SB has good and valid title to (A) 136,171 shares of Braco Common Stock and 55,625 shares of Braco Preferred Stock, together representing approximately 43.55% of the Braco Capital Stock (such shares of Braco Common Stock and Braco Preferred Stock, collectively the "Braco Shares"), and (B) 888,214,820 shares of AmBev Common Stock, representing approximately 5.64%, including treasury shares, of all of the issued and outstanding AmBev Common Stock (the "SB Owned AmBev Shares") and
(C) 540,824 shares of Bracopar Common Stock and 220,735 shares of Bracopar Preferred Stock (such shares of Bracopar Common Stock and Bracopar Preferred Stock, collectively the "Bracopar Shares"), representing approximately 76.11% of all issued and outstanding shares of the capital stock of Bracopar; (ii) Bracopar has good and valid title to 100,000 shares of Braco Management representing 100% of all issued and outstanding shares of the Braco Management Capital Stock, (iii) Braco Management has good and valid title to 5,000 shares of Rougeval Common Stock, representing 100% of all issued and outstanding shares of the capital stock of Rougeval; (iv) Braco has good and valid title to (A) 3,326,130,215 shares of AmBev Common Stock, representing approximately 21.14%, including treasury shares, of the AmBev Common Stock (the "Braco Owned AmBev Shares"), and (B) 280,833,991 shares of ECAP Common Stock and 367,650,721 shares of all of the issued and outstanding ECAP Preferred Stock, representing approximately 98.64% of the ECAP Capital Stock (such shares of ECAP Common Stock and ECAP Preferred Stock, collectively the "ECAP Shares");
(v) Rougeval has good and valid title to 5,000 Tinsel Shares, representing 100% of all issued and outstanding shares of the capital stock of Tinsel; (vi) Tinsel has good and valid title to 5,635,664,822 Tinsel Participacoes Shares, representing approximately 99.99% of all issued and outstanding shares of the capital stock of Tinsel Participacoes; (vii) Tinsel Participacoes has good and valid title to 188,365 shares of Braco Preferred Stock, representing approximately 42.77% of the Braco Capital Stock; and (viii) ECAP has good and valid title to 4,039,568,225 shares of AmBev Common Stock, representing approximately 25.67%, including treasury shares, of the AmBev Common Stock (the "ECAP Owned AmBev Shares", and together with the SB Owned AmBev Shares and the Braco Owned AmBev Shares, the "AmBev Shares"), in each case (i)-(viii) free and clear of all Liens and, in the case of the investment of Tinsel in Tinsel Participacoes Shares only, 99.03% of which is fully registered with the Central Bank of the Federative Republic of Brazil. The AmBev Shares represent approximately 52.45%, including treasury shares, of all of the AmBev Common Stock.

          (c) On the Closing Date, (i) BRC will have good and valid title to all of the Tinsel Lux Shares; (ii) Tinsel Lux will have good and valid title to all of the Tinsel Participacoes Shares; (iii) Tinsel Participacoes will have good and valid title to (A) all of the Braco Owned AmBev Shares, (B) the SB Owned AmBev Shares and (C) the ECAP Shares; and (iv) ECAP will have good and valid title to the ECAP Owned AmBev Shares, in each case (i)-(iv) free and clear of all Liens and, in the case of the investment of Tinsel Lux in Tinsel Participacoes Shares only, at least 99.03% of which will be fully registered with the Central Bank of Brazil, subject only to processing of the registration by the Central Bank of Brazil.

          (d) Other than pursuant to this Agreement, the Operative Documents and the Contracts described on Schedule 5.02, none of the Tinsel Lux Shares, the Tinsel Participacoes Shares, the Braco Shares, the ECAP Shares or the AmBev Shares is subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Tinsel Lux Shares, the Tinsel Participacoes Shares, the Braco Shares, the ECAP Shares or the AmBev Shares.

          SECTION 5.03. Tinsel Lux Shares. The Tinsel Lux Shares constitute all of the issued and outstanding capital stock of Tinsel Lux. Assuming Interbrew has the requisite power and authority to be the lawful owner of the Tinsel Lux Shares, upon (i) delivery to Interbrew at the Closing of the Tinsel Lux Shares in bearer form or registered in the name of Interbrew, and (ii) issuance to BRC of the Interbrew Shares, good and valid title to the Tinsel Lux Shares, and beneficial ownership of all of the AmBev Shares, will pass to Interbrew, free and clear of any Liens.

          SECTION 5.04. SEC Documents.

          (a) Since January 1, 2003, AmBev has filed all reports, schedules, forms, statements and other documents required to be filed by AmBev with the U.S. Securities and Exchange Commission (the "SEC"), pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "AmBev SEC Documents").

          (b) As of its respective dates (or, if amended, as of the date of such amendment), each AmBev SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such AmBev SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of AmBev included in the AmBev SEC Documents (the "AmBev SEC Financial Statements") and the audited consolidated financial statements of AmBev for the year ended December 31, 2003 attached hereto as Exhibit I (the "AmBev 2003 Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with Brazilian GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of AmBev and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (c) AmBev does not have any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by Brazilian GAAP with reference to the AmBev 2003 Financial Statements as a whole, except as disclosed, reflected or reserved against in the AmBev 2003 Financial Statements or the footnotes thereto.

          SECTION 5.05. Absence of Certain Changes or Events.

          (a) Except as disclosed in the AmBev SEC Documents filed and publicly available prior to the date of this Agreement or in the Quinsa SEC filings filed and publicly available since January 1, 2003, or in the AmBev 2003 Financial Statements, since December 31, 2003 or in Schedule 5.05(a), to the best of each SB Group Company's knowledge, AmBev has conducted its business only in the ordinary course consistent with past practice, and there has not been:

               (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have an SB Material Adverse Effect;

               (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any AmBev Capital Stock, except, for the avoidance of doubt, the proposed cash dividend in respect of 2003 as disclosed in the AmBev 2003 Financial Statements, or any repurchase for value by AmBev of any AmBev Capital Stock or Rights of AmBev;

               (iii) any issuance, split, combination or reclassification of any AmBev Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of SB Group Companies Capital Stock or Rights of AmBev; or

               (iv) any change in accounting methods, principles or practices by AmBev or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of AmBev, except insofar as may have been required by an applicable change in Brazilian GAAP or U.S. GAAP.

          (b) Except as disclosed in the AmBev SEC Documents filed and publicly available prior to the date of this Agreement or in the Quinsa SEC filings filed and publicly available since January 1, 2003 or the AmBev 2003 Financial Statements, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the SB Group Companies, threatened against any of the SB Group Companies, AmBev or any of AmBev's subsidiaries which have had, or would reasonably be expected to have, an SB Material Adverse Effect or (ii) obligations or other Liabilities, whether or not accrued, and whether or not required to be disclosed, or any other facts or circumstances that could result in any claims against, or other obligations or Liabilities of, AmBev or any of AmBev's subsidiaries which have had, or would reasonably be expected to have, an SB Material Adverse Effect.

          SECTION 5.06. Control. (a) For accounting purposes, AmBev is controlled by Braco, ECAP and FAHZ.

          (b) As of the Closing Date, apart from the provisions of the AmBev Shareholders' Agreement, there will be no contractual limitations binding upon SB, Braco or ECAP that would restrict Braco's ability, as holder (together with ECAP) of 52.8% of the AmBev Common Stock to exercise control over AmBev.


                                  ARTICLE VI


                  Representations and Warranties of Interbrew

          Interbrew represents and warrants to each SB Group Company (other than AmBev) as follows:

          SECTION 6.01. Organization, Standing and Power. Other than as set forth in Schedule 6.01, each of Interbrew and its subsidiaries is duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have an Interbrew Material Adverse Effect. Other than as set forth in Schedule 6.01, each of Interbrew and its subsidiaries is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, have not had and would not reasonably be expected to have an Interbrew Material Adverse Effect. Interbrew has delivered, or will have delivered, to SB true and complete copies of the charter documents, articles of incorporation, by-laws or other constituent documents, in each case as amended through the date of delivery, of Interbrew.

          SECTION 6.02. Capital Stock of Interbrew and its Subsidiaries. As of the date hereof, the authorized capital stock of Interbrew consists of
(euro)495,800,000, other than for issuances that are currently contemplated to the extent set forth in

Schedule 6.02. As of the date hereof, there are 432,098,182 shares of Interbrew Common Stock issued and outstanding ("Interbrew Capital Stock"). Except for Interbrew Capital Stock and as set forth on Schedule 6.02, there are not and, as of the Closing Date will not be, any shares of capital stock or other equity or voting securities of Interbrew issued, reserved for issuance or outstanding. The Interbrew Capital Stock and any other equity or voting securities of Interbrew are, and as of the Closing Date will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and have not been and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any Applicable Law, the articles of association of Interbrew or similar charter documents of its subsidiaries or any Contract to which Interbrew is a party or otherwise bound. All the outstanding shares of capital stock of each subsidiary of Interbrew have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof and are owned, beneficially and of record by Interbrew or one of its subsidiaries, except as set forth in Schedule 6.02. There are not, and at the Closing Date will not be, any bonds, debentures, notes or other indebtedness of Interbrew having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Interbrew Capital Stock may vote (collectively, "Interbrew Voting Debt"). Except as set forth in Schedule 6.02 and except as contemplated by the Operative Documents, there are no Rights to which Interbrew or any of its subsidiaries is a party or by which any of them is bound: (i) obligating Interbrew or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Interbrew or any Interbrew Voting Debt, (ii) obligating Interbrew or any of its subsidiaries to issue, grant, extend or enter into any such Rights or (iii) giving any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of Interbrew Capital Stock. Except as set forth in Schedule 6.02, as of the date of this Agreement, there are, and as of the Closing Date, there will be, no outstanding contractual obligations of Interbrew or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Interbrew or any of its subsidiaries.

          SECTION 6.03. Interbrew Shares. (a) Other than pursuant to this Agreement, the Operative Documents and the Contracts described on Schedule 6.03, the Interbrew Shares are not, and will not be, subject to any voting trust agreement or other Contract, including any Contract relating to the voting, dividend rights or disposition of the Interbrew Shares. Upon issuance, the Interbrew Shares will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to ownership thereof, and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Applicable Law, the articles of association of Interbrew or any Contract to which Interbrew is a party or otherwise bound.

          (b) Assuming BRC has the requisite power and authority to be the lawful owner of Interbrew Shares, upon (i) registration of BRC in the shareholders' register of Interbrew and signing and dating of the registering mention at the Closing (at which time certificates confirming the registration of the Interbrew Shares in the name of BRC will be delivered to BRC), and (ii) Interbrew's receipt of the Tinsel Lux Shares, good and valid title to the Interbrew Shares will pass to BRC, free and clear of any Liens.

          SECTION 6.04. Authority; Execution and Delivery; Enforceability. Interbrew has full power and authority to execute this Agreement and the Operative Documents to which it is, or is specified to be, a party, or by which it will be bound, and to consummate the Transactions, except as set forth in Schedule 6.04. The execution and delivery by Interbrew of this Agreement and the Operative Documents to which it is, or is specified to be, a party and the consummation by Interbrew of the Transactions have been duly authorized by all necessary corporate action, except as set forth in Schedule
6.04. Interbrew has duly executed and delivered this Agreement and, prior to the Closing Date, will have duly executed and delivered each Operative Document specified to be delivered on or before the Closing Date to which it is, or is specified to be, a party, and this Agreement constitutes, and each such Operative Document to which it is, or is specified to be, a party, or by which it will be bound, will, as of the Closing Date, constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

          SECTION 6.05. No Conflicts; Consents. Except as set forth in
Schedule 6.05(a), the execution and delivery by Interbrew of this Agreement does not, the execution and delivery by Interbrew of each Operative Document to which it is, or is specified to be, a party, or by which it will be bound, will not, and the consummation of the Transactions and compliance by Interbrew with the terms hereof and thereof will not contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or trigger, any change of control provisions under, or result in the creation of any Liens upon any of the properties or assets of Interbrew or any of its subsidiaries under, any provision of (a) the charter documents, articles of incorporation, or by-laws of Interbrew or any of its subsidiaries,
(b) any Contract to which Interbrew or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (c) any Judgment or Applicable Law applicable to Interbrew or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses
(b) and (c) above, any such items that individually or in the aggregate, have not had and would not reasonably be expected to have a Interbrew Material Adverse Effect. Except as set forth in

Schedule 6.05(b), no Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Interbrew or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any Operative Document or the consummation of the Transactions.

          SECTION 6.06. Belgian Filings. (a) Interbrew has filed all reports, schedules, forms, statements and other documents required to be filed by Interbrew with the National Bank of the Kingdom of Belgium and the Belgian Banking, Finance and Insurance Commission (the "BFIC") since January 1, 2003 (the "Interbrew BFIC Documents"). As of its respective date (or if amended, as of the date of such amendment), each Interbrew BFIC Document complied in all material respects with the requirements of Belgian Applicable Law applicable to such Interbrew BFIC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of Interbrew's consolidated financial statements for the years ended December 31, 2001 and 2002 (the "Interbrew BFIC Financial Statements"), as filed with the National Bank of the Kingdom of Belgium and with the BFIC, and Interbrew's audited consolidated financial statements for the year ended December 31, 2003 attached hereto as Exhibit J (the "Interbrew 2003 Financial Statements") have been prepared in conformity with IFRS consistently applied throughout the periods involved (except in each case as described in the notes thereto) and fairly present, the consolidated financial position of Interbrew and its subsidiaries and the consolidated results of their operations and cash flows as of the dates and for the periods indicated thereof.

          (c) Interbrew does not have any Liabilities or obligations or any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by IFRS with reference to the Interbrew 2003 Financial Statements as a whole, except as disclosed, reflected or reserved against in the Interbrew 2003 Financial Statements or the footnotes thereto.

          SECTION 6.07. Absence of Certain Changes or Events.

          (a) Except as disclosed in Interbrew's Annual Reports, Half-Yearly Reports and press releases filed or made publicly available prior to the date of this Agreement or in the Interbrew 2003 Financial Statements or in Schedule 6.07(a), since December 31, 2003, Interbrew has conducted its business only in the ordinary course consistent with past practice, and during such period there has not been:

               (i) any event, change, effect or development that, individually or in the aggregate, have had or would reasonably be expected to have an Interbrew Material Adverse Effect;

               (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Interbrew Capital Stock, except, for the avoidance of doubt, the proposed cash dividend in respect of 2003 as disclosed in the Interbrew 2003 Financial Statements, or any repurchase for value by Interbrew of any Interbrew Capital Stock or Rights of Interbrew;

               (iii) any issuance, split, combination or reclassification of any Interbrew Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Interbrew Capital Stock or Rights of Interbrew; or

               (iv) any change in accounting methods, principles or practices by Interbrew or any of its subsidiaries materially affecting the consolidated assets, liabilities or results of operations of Interbrew, except insofar as may have been required by an applicable change in IFRS.

          (b) Except as disclosed in Interbrew's Annual Reports, Half-Yearly Reports, and press releases filed and publicly available prior to the date hereof, except as set forth in Schedule 6.07(b), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the officers of Interbrew, threatened against Interbrew or any of its subsidiaries which have had, or would reasonably be expected to have, an Interbrew Material Adverse Effect or
(ii) obligations or other Liabilities, whether or not accrued, and whether or not required to be disclosed, or any other facts or circumstances that could result in any claims against, or obligations or Liabilities of, Interbrew or any of its affiliates which has had or would reasonably be expected to have, an Interbrew Material Adverse Effect.

          SECTION 6.08. Brokers or Finders. No agent, broker, investment banker or other firm or person retained, directly or indirectly, by or on behalf of Interbrew or its affiliates is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the Transactions contemplated by this Agreement, except Lazard B.V. and Goldman Sachs International, all of whose fees and expenses will be paid by Interbrew.


                                 ARTICLE VII

            Representations and Warranties of the Stichting and EPS

          Each of the Stichting and EPS represents and warrants, severally but not jointly, in each case with respect to itself, to each SB Group Company (other than AmBev) as follows:

          SECTION 7.01. Organization, Standing and Power. (a) It is duly organized, validly existing and in good standing under the laws of the Netherlands, with respect to the Stichting, and Luxembourg, with respect to EPS, and has full power (corporate or otherwise) and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets, including the shares of Interbrew Common Stock it holds, and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals, the lack of which, individually or in the aggregate, have not had and would not reasonably be expected to have an Interbrew Material Adverse Effect.

          (b) It has delivered to SB true and complete copies of its conditions of administration, with respect to the Stichting, and articles of association, with respect to EPS, in each case as amended through the date of delivery.

          SECTION 7.02. Authority; Execution and Delivery; Enforceability. It has full power and authority to execute this Agreement and at the time of execution of the Interbrew Shareholders' Agreement will have, full power and authority to execute such Interbrew Shareholders' Agreement, and to consummate the Transactions to be consummated by it. The execution and delivery by it of this Agreement and the consummation by it of the Transactions to be consummated by it pursuant to this Agreement or any Operative Documents to which it is a party or by which it is bound, have, or will have prior to the Closing Date, been duly authorized by all necessary corporate action. It has duly executed and delivered this Agreement, and prior to the Closing Date will have duly executed and delivered the Interbrew Shareholders' Agreement, and this Agreement constitutes, and the Interbrew Shareholders' Agreement will as of the Closing Date constitute, its legal, valid and binding obligation under the laws of the Netherlands, in the case of the Stichting, and under the laws of Luxembourg, in the case of EPS, in each case enforceable against it in accordance with its terms to the extent governed by the laws of the Netherlands, in the case of the Stichting, or the laws of Luxembourg, in the case of EPS, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, in each case under the laws of its jurisdiction.

          SECTION 7.03. No Conflicts; Consents. The execution and delivery by it of this Agreement does not, and the execution and delivery by it of the Interbrew Shareholders' Agreement will not, and the consummation of the Transactions to be consummated by it pursuant to this Agreement or any Operative Document to which it is a party or by which it is bound and compliance by it with the terms hereof and thereof will not, contravene, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, require the consent of any person under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or trigger any change of control provision under, or result in the creation of any Liens upon any of its properties or assets under any provision of (a) the conditions of administration with respect to the Stichting and the articles of association with respect to the EPS, (b) any Contract to which it is a party or by which any of its properties or assets are bound or (c) any Judgment or Applicable Law other than, in the case of clauses (b) and (c) above, any such items that individually or in the aggregate, have not had and would not reasonably be expected to have an Interbrew Material Adverse Effect. No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to it in connection with the execution, delivery and performance of this Agreement or the Interbrew Shareholders' Agreement or the consummation of the Transactions to be consummated by it pursuant to this Agreement or any Operative Document to which it is a party or by which it is bound or the certification of Interbrew Shares to be transferred to the Stichting by BRC, other than required disclosure and filing with BFIC.

          SECTION 7.04. Stichting Certificates. EPS holds, in the aggregate, 176 million certificates in the Stichting and shares of Interbrew Common Stock, in each case, free and clear of all Liens, except as set forth in the articles of association of EPS.

                                 ARTICLE VIII

                       Additional Pre-Closing Covenants

          SECTION 8.01. Covenants Relating to Conduct of Business. (a) No Party shall take any action that would, or that could reasonably be expected to, result in any of the conditions set forth in Article XI not being satisfied.

          (b) During the period beginning on the date hereof and ending on the Closing Date, each SB Group Company shall cause the businesses of the SB Group Companies and AmBev's subsidiaries, and each of the Stichting and EPS shall cause its business, and Interbrew shall cause its business and the business of its subsidiaries, to be conducted in the usual, regular and ordinary course in substantially the same manner as previously conducted (including with respect to research and development efforts, advertising, promotions, capital expenditures and inventory levels) and use all commercially reasonable efforts to keep intact their respective businesses, keep available the services of their current employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others with whom they deal to the end that their respective businesses shall be unimpaired at the Closing. In addition (and without limiting the generality of the foregoing), during such period, none of the SB Group Companies shall, and each SB Group Company shall not permit any other SB Group Company or any of AmBev's subsidiaries to, and Interbrew, shall not, and shall not permit any of its subsidiaries to, do any of the following (except as contemplated to effect the Transactions), without the prior written consent of SB, in the case of Interbrew or

Interbrew's subsidiaries, or Interbrew, in the case of the SB Group Companies and AmBev's subsidiaries:

               (i) amend the by-laws or other constitutive documents of Interbrew, Cobrew N.V., Brandbrew N.V. or Interbrew International B.V., with respect to Interbrew, or AmBev, Companhia Cervejaria Brsahma, Quincy or any SB Group Company, with respect to the SB Group Companies except to the extent required by Applicable Law or as set forth on Schedule 8.01(b)(i);

               (ii) de-list from any stock exchange where its or its subsidiaries' shares or American Depositary Shares are listed;

               (iii) file for bankruptcy, liquidation or dissolution or make an assignment for the benefit of its creditors with respect to itself or its significant subsidiaries (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act) except to the extent set forth on Schedule 8.01(b)(iii);

               (iv) merge into, consolidate with or transfer all or substantially all of its or its subsidiaries' properties and assets, in the aggregate, to any individual, corporation or other entity, except as provided in this Agreement, the Labatt Incorporacao Agreement or as contemplated by the other Operative Documents;

               (v) make any acquisitions or enter into lines of business outside the beverages industry and beverage distribution industry except, with respect to Interbrew, as set forth on Schedule 8.01(b)(v) in accordance with pre-existing agreements;

               (vi) make any material change in any accounting principles, practices, methods or policies other than those required by applicable authoritative accounting bodies, including IFRS with respect to Interbrew and Brazilian GAAP or U.S. GAAP with respect to any SB Group Company;

               (vii) change its external auditor other than to an internationally recognized public accounting firm;

               (viii) make any acquisitions or dispositions of businesses or assets in the beverages industry exceeding U.S. $1 billion in value or any acquisitions or dispositions in the beverages industry the value of which, considered together with anticipated future acquisitions or dispositions as part of the same series involving the same counterparty, would have a value exceeding U.S. $1 billion in the aggregate other than acquisitions or dispositions that are required in accordance with the current terms of any existing agreements, or that are contemplated or otherwise permissible by this Agreement (including those contemplated by Article III hereof), the Labatt Incorporacao Agreement or the Labatt Side Letter;

               (ix) incur or assume any incremental indebtedness for borrowed money or guarantee any such indebtedness, except in an amount that in the aggregate does not result in an increase in net debt, as reflected on the consolidated balance sheet at December 31, 2003 included in the AmBev 2003 Financial Statements or the Interbrew 2003 Financial Statements, as the case may be, of more than U.S. $1 billion except as set forth on Schedule 8.01(b)(ix);

               (x) make any change in the size or composition of the board of directors of Interbrew and AmBev other than a change made in accordance with this Agreement or any of the Operative Documents, except to fill a vacancy on the Interbrew board of directors as required under its by-laws or by Applicable Law and except as set forth on Schedule 8.01(b)(x);

               (xi) approve any issuance, split, combination or reclassification of any capital stock or any issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except as currently contemplated to the extent set forth in Schedule 8.01 (xi);

               (xii) in any way change its policies regarding dividends or distributions or declare or pay any dividend or make any other distribution to its shareholders whether or not upon or in respect of any shares of its capital stock; provided, however, that (A) dividends and distributions may continue to be made by subsidiaries to their parents and (B) dividends and distributions in cash, including the proposed cash dividend in respect of 2003, may continue to be made in amounts and at times consistent with past practice or in accordance with pre-existing agreements;

               (xiii) declare or pay any extraordinary dividends or distributions, or effect any recapitalizations, spin-offs or other transactions, actions or omissions that would adversely affect any Party's realization of the rights and benefits intended to be afforded to it as a result of the Transactions; and

               (xiv) authorize any of, or commit or agree to take, whether in writing or otherwise, to do any of, the foregoing actions.

               (c) In addition to the foregoing, during the period beginning on the date hereof and ending on the Closing Date each SB Group Company will neither cause nor permit any other SB Group Company (other than AmBev) to (i) engage in any business or activity other than as contemplated herein and in the Operative Documents and any activities reasonably incidental thereto; (ii) create, incur or permit to exist any debt or other Liability inconsistent with the conduct of its business as contemplated by Section 8.01(b) and the Restructuring (provided, with respect to Tinsel Lux, Tinsel Participacoes and ECAP, such debt or other Liability is satisfied in full prior to the Closing Date), or any Lien upon any of the Tinsel Lux Shares, Tinsel Participacoes Shares, ECAP Shares, Braco Shares and AmBev Shares except for Liens for the benefit of Interbrew; or (iii) liquidate or dissolve, or merge into or consolidate with, or sell or otherwise transfer any of its assets to, any other person, except as contemplated by the Restructuring.

          SECTION 8.02. Approval of the Transactions; Reasonable Best Efforts.
(a) The Stichting and EPS agree with the SB Group Companies (solely for the benefit of the SB Group Companies) that they shall, with respect to any Interbrew shareholders' meeting held to vote on any of the Transactions, including the Labatt Incorporacao or any matters related thereto, and each of the SB Group Companies shall, and shall cause its controlled affiliates to, with respect to any AmBev shareholders' meeting held to vote on any of the Transactions, including the Labatt Incorporacao, or any matters related thereto, (i) cause all of its or, with respect to any SB Group Company, its controlled affiliates', Stichting Certificates, shares of Interbrew Common Stock or AmBev Capital Stock, as the case may be, owned by it or, with respect to any SB Group Company, any of its controlled affiliates, beneficially or of record, or as to which it or, with respect to any SB Group Company, any of its controlled affiliates has, directly or indirectly, the right to vote or direct the vote, to be counted as present thereat for purposes of calculating quorum and (ii) vote (or cause to be voted), in person or by proxy, all of its or, with respect to any SB Group Company, its controlled affiliates' shares of Interbrew Common Stock or AmBev Capital Stock, as the case may be, that are owned beneficially or of record by it or, with respect to any SB Group Company, any of its controlled affiliates or as to which it or, with respect to SB Group Company, any of its controlled affiliates has, directly or indirectly, the right to vote or direct the vote, (A) in favor of the Transactions, including the Labatt Incorporacao, and any matters related thereto required for completion of the Transactions, including the ratification of the retention of APSIS for the preparation of the accounting laudo (the "Incorporacao Laudo"), and (B) against any Other Bid and any other action, agreement or transaction submitted for approval to the shareholders of Interbrew or AmBev, as the case may be, that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the Transactions, including the Labatt Incorporacao.

          (b) On the terms and subject to the conditions of this Agreement and
Section 8.02(c), each Party shall use its reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its affiliates with respect to the Closing and take all action reasonably necessary to ensure the timely delivery of the Interbrew auditor report regarding the contribution of the Tinsel Lux Shares and laudos, as such report and laudos may be required under applicable Belgian and Brazilian law for completion of any of the transactions.

          (c) Subject to Section 11.04, SB and Interbrew shall, as promptly as practicable, but in no event later than 15 business days following the execution and delivery of this Agreement (other than with respect to any supplemental information requested after an initial filing or submission), if necessary, make the necessary filings and submissions with the applicable antitrust authorities under the Antitrust Laws (the "Antitrust Authorities") required for the Transactions and any supplemental information requested in connection therewith pursuant to the Antitrust Laws. Any such filings and submissions and supplemental information shall be in compliance with the requirements of the Antitrust Laws. SB and Interbrew shall furnish to each other such information and reasonable assistance as each of them may request in connection with its preparation of any filing or submission that is necessary under the Antitrust Laws. SB and Interbrew (i) shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the Antitrust Authorities, (ii) shall comply promptly with any such inquiry or request, and (iii) shall promptly provide any supplemental information requested in connection with the filings made hereunder pursuant to the Antitrust Laws. Any such supplemental information shall be in compliance with the requirements of the Antitrust Laws. SB and Interbrew shall use their reasonable best efforts to obtain any clearance required under the Antitrust Laws for the consummation of the Closing.

          (d) Each Party shall, and shall cause its affiliates to, use its reasonable best efforts (at its own expense) to obtain as soon as practicable, and to cooperate in obtaining as soon as practicable, all consents from third parties and Governmental Entities (in addition to the Antitrust Authorities) necessary or appropriate to permit the consummation of the Closing.

          (e) The SB Group Companies shall cause AmBev to (A) prepare the disclosure material in connection with the Transactions required by Regulations No. 319 and 358 of the Brazilian Securities and Exchange Commission ("CVM"), (B) cause such disclosure material to be published in the form required by Brazilian Corporate Law and (C) submit such disclosure to the CVM and the Sao Paulo Stock Exchange for their knowledge and filing and (ii) enter into, with a financial institution in the Federative Republic of Brazil authorized to carry out foreign exchange transactions, a non-cash (symbolic) foreign exchange agreement to reflect the acquisition of AmBev Shares by Interbrew.

          SECTION 8.03. Expenses; Transfer Taxes. (a) Whether or not the Closing takes place, and except as set forth in the proviso to this sentence, in paragraph (b) and (c) below or in Article XII, all costs and expenses incurred in connection with this Agreement and the Operative Documents and the Transactions, including all costs and expenses incurred pursuant to Section 8.02, shall be paid by the Party incurring such expense (provided that all expenses incurred relating to the Labatt Incorporacao shall be paid in accordance with the terms of the Labatt Incorporacao Agreement).

          (b) Any and all Taxes due or becoming due, either directly or indirectly by any SB Group Company or any affiliate thereof (including any person having an interest therein) or any representatives or attorneys in fact thereof, in connection with either (i) the Transactions, including the Restructuring or (ii) any other transactions effected by any SB Group Company occurring prior to the Closing, shall be borne in each case, jointly and severally by BRC, Rougeval, Tinsel and Braco Management and, in each case, any successors thereto.

          (c) Any and all Taxes due or becoming due, either directly or indirectly, as a result of (i) the Amended Stichting By-Laws and the Amended Terms of Administration, (ii) the transfer of Interbrew Shares by the Stichting or the recertification of Interbrew Shares by the Stichting before Closing and (iii) any changes in the ownership structure of EPS effected in connection with the Transactions shall be paid by EPS.

          SECTION 8.04. Publicity. Subject to Section 10.02, from the date hereof through the earlier of (i) the termination of this Agreement in accordance with its terms, and (ii) the Closing Date, no public release or announcement concerning the Transactions shall be issued by any Party or its affiliates without the prior consent of BRC, in the case of Interbrew, the Stichting or EPS, or Interbrew, in the case of the SB Group Companies (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Applicable Law, rules or regulations or the rules of any securities exchange or supervisory authority thereof, in which case the Party required to make the release or announcement shall use all reasonable efforts to allow BRC, in the case of Interbrew, or Interbrew, in the case of the SB Group Companies, reasonable time to comment on such release or announcement in advance of such issuance.

          SECTION 8.05. Further Assurances. (a) From time to time, as and when requested by any Party, each Party shall execute and deliver, or cause to be executed and delivered, all such documents, information (including, with respect to the SB Group Companies, information requested by Interbrew for inclusion in the Interbrew Listing Prospectus, the Interbrew Shareholders' Meeting Materials or in any materials required to be delivered by Interbrew or AmBev in connection with the MTO) and instruments and shall take, or cause to be taken, all such further or other actions (subject to Section 8.02) as such requesting Party may reasonably deem necessary or desirable to consummate the Transactions or to comply with any requirements under Applicable Law arising in connection therewith, whether prior to or following the Closing Date, including the MTO.

          (b) In the event that, during the period following the Closing Date and ending on the later of (i) six years following the Closing Date and (ii) the date as of which all outstanding claims under this Agreement or any Operative Document of each SB Group Company are fully satisfied, any SB Group Company (other than AmBev) wishes to Transfer, whether by assignment, sale, dividend, distribution, liquidation or otherwise, any substantial portion of its assets, to any person other than another SB Group Company or the Stichting, such SB Group Company shall give Interbrew prior written notice of its intent to Transfer such assets and require each transferee to assume such SB Group Company's obligations hereunder and under the Operative Documents and agree in writing to be bound hereby and thereby.

          SECTION 8.06. Operative Documents. Each of the Parties agrees to execute and deliver prior to the Closing Date each of the Operative Documents to which it is a party that has not been executed prior to the date hereof. The Stichting and EPS agree to cause the Amended Stichting By-Laws and the Amended Terms of Administration, respectively, such amendment to take effect as of the Closing Date and the Stichting, EPS and Interbrew agree to cause the Amended Interbrew By-Laws to take effect as of the Closing Date. The SB Group Companies (other than AmBev) agree not to amend, or waive any terms or rights under, the AmBev Shareholders' Agreement without the prior written consent of Interbrew.

          SECTION 8.07. Access to Information. (a) As of the date hereof, upon reasonable notice and subject to Applicable Laws relating to the exchange of information, the SB Group Companies shall afford Interbrew, the Stichting and EPS and the subsidiaries and the officers, employees, counsel, financial advisors, auditors, accountants and other authorized representatives of Interbrew, the Stichting and EPS and their subsidiaries (collectively, the "Interbrew Representatives"), such access throughout the period prior to the Closing Date to the books, records, offices, properties and personnel of each SB Group Company (other than AmBev) and to such other information as any Interbrew Representative may reasonably request and, during such period, shall furnish promptly to Interbrew and, at the request of Interbrew, to any Interbrew Representatives (i) a copy of each material report, schedule and other document filed by any SB Group Company (other than AmBev) pursuant to the requirements of Applicable Law, and (ii) all other financial and operating data and other information concerning the business, properties, assets and personnel of any SB Group Company (other than AmBev) as any Interbrew Representative may reasonably request.

          (b) As of the date hereof, upon reasonable notice and subject to Applicable Laws relating to the exchange of information, the Stichting and Interbrew shall afford the SB Group Companies (other than AmBev) and their respective subsidiaries and the officers, employees, counsel, financial advisors, auditors, accountants and other authorized representatives of each of the foregoing (collectively, the "SB Representatives"), such access throughout the period prior to the Closing Date to the books, records, offices, properties and personnel of each of the Stichting and Interbrew and each of Interbrew's subsidiaries and to such other information as an SB

Representative may reasonably request and, during such period, shall furnish promptly to any SB Representative and, at the request of any SB Representative, to any SB Representatives (i) a copy of each report, schedule and other document filed by the Stichting and Interbrew or any subsidiary thereof pursuant to the requirements of Applicable Law, and (ii) all other financial and operating data and other information concerning the business, properties, assets and personnel of the Stichting and Interbrew or any subsidiary thereof as an SB Representative may reasonably request.

          SECTION 8.08. Adjustment Upon Changes in Capitalization. (a) In the event of any change in Interbrew's share capital by reason of a share dividend, split-up, subdivision or combination of shares or any recapitalization, reclassification, reorganization, consolidation, merger or similar transaction, the type and number of Interbrew Shares to be delivered by Interbrew pursuant to the Contribution and Subscription and the number of shares of Interbrew Common Stock referred to in Sections 11.01(f) and 11.03(d) shall be adjusted appropriately to give effect to such transaction; provided that the foregoing shall not permit any transaction that is otherwise prohibited, limited or restricted by the terms of this Agreement.

          (b) In the event of any change in AmBev's share capital by reason of a share dividend, split-up, subdivision or combination of shares or any recapitalization, reclassification, reorganization, consolidation, merger or similar transaction, the number of shares of AmBev Preferred Stock referred to in Section 11.01(e) shall be adjusted appropriately to give effect to such transaction; provided that the foregoing shall not permit any transaction that is otherwise prohibited, limited or restricted by the terms of this Agreement.

          SECTION 8.09. Restructuring. (a) Each of the SB Group Companies shall take all action reasonably necessary to complete the Restructuring in accordance with its terms prior to the Closing Date.

          (b) The SB Group Companies shall have the right to make such changes in the Restructuring as any of them (with the consent or waiver of Interbrew, not to be unreasonably withheld) deem appropriate so long as such changes could not impose on any of Interbrew, the Stichting or EPS or their respective affiliates any Tax or other Liabilities that could not be imposed on any of Interbrew, the Stichting or EPS or their respective affiliates under the Restructuring, could not materially delay consummation of the Closing and could not otherwise adversely affect any of Interbrew, the Stichting or EPS (or any of their respective affiliates) or any SB Group Company (other than BRC and affiliates by which it is controlled), provided that the Parties amend
Section 14.09(b) to the extent Interbrew so requests to give effect to the original intent of the Parties.

          (c) The SB Companies shall take all action necessary to ensure that, immediately prior to the Closing each of Tinsel Lux, ECAP and Tinsel Participacoes is free of any Liabilities.

          (d) Each of the SB Group Companies shall provide Interbrew, the Stichting and EPS with any information and documentation reasonably requested evidencing compliance with this Section 8.09 (including any Restructuring changes made in accordance with Section 8.09(b)).

                                  ARTICLE IX

                   No Solicitation; SB Transfer Restrictions

          SECTION 9.01. No Solicitation. Each Party agrees that, without the prior written consent of the board of directors (or equivalent body) of Tinsel Lux, in the case of Interbrew, the Stichting or EPS, or Interbrew, in the case of the SB Group Companies, for the period beginning on the date hereof and ending on (a) if the Closing is completed in accordance herewith, the Closing Date or (b) if the Closing is not completed in accordance herewith, the second anniversary of the termination of this Agreement in accordance with its terms, neither it nor any of its affiliates nor any officer, director or employee of it or its affiliates or any investment banker, attorney, accountant or other representative (the "Representatives"), acting alone or as part of a group, will, directly or indirectly, (i) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any equity securities or securities convertible into equity securities of any SB Group Company or any of its affiliates or subsidiaries, with respect to Interbrew, the Stichting or EPS, or Interbrew or any of its affiliates or subsidiaries with respect to the SB Group Companies (each, a "Target"), (ii) propose to enter into, directly or indirectly, any merger or business combination involving the Target, (iii) otherwise seek to influence or control, in any manner whatsoever (including proxy solicitation or otherwise), the management or policies of the Target,
(iv) solicit, initiate or encourage any Other Bid, (v) enter into any agreement with respect to any Other Bid, (vi) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Other Bid, (vii) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing, or (viii) disclose any intention or plan inconsistent with the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative, whether or not such person is purporting to act on behalf of the Party it acts for or otherwise, shall be deemed to be a breach of this Agreement by such Party. Each Party shall, and shall cause its affiliates to, promptly advise the other Parties whose consent is required pursuant to the preceding sentence orally and in writing of any Other Bid or any inquiry with respect to, or which could lead to, any Other Bid and the identity of the person making any such Other Bid or inquiry. The term "Other Bid" shall mean any proposal for a merger or other business combination, sale of securities, sale of substantial assets, joint venture, material agreement relating to commercial matters, including distribution rights, or similar transaction involving Interbrew, the SB Group Company or any of their respective subsidiaries.

          SECTION 9.02. Transfer Restrictions. Except as provided in this Agreement (including the Restructuring) or in any Operative Document, (a) none of the SB Group Companies shall sell, transfer, pledge, assign or otherwise dispose of (including by gift), directly or indirectly, or permit any Lien to exist on (collectively, "Transfer"), or consent to or permit any Transfer of any of the shares of the SB Group Companies, including the Tinsel Lux Shares and AmBev Shares or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or derivative arrangement having an economic effect similar to the Transfer) of any of the shares of the SB Group Companies, including the Tinsel Lux Shares and AmBev Shares or any interest therein, to any person, and (b) neither the Stichting nor EPS shall Transfer or consent to or permit any Transfer of any of the Stichting Certificates or shares of Interbrew Common Stock it owns, beneficially or of record, or other capital stock of Interbrew or any interest therein, or enter into any Contract, option or other arrangement with respect to the Transfer (including any profit sharing or derivative arrangement having an economic effect similar to the Transfer) of any such shares of Interbrew Common Stock or other capital stock of Interbrew or any interest therein (each "Stichting Interests"), to any person; provided, however, that the foregoing clause (b) shall only apply to 252,000,000 Stichting Interests, in the aggregate. This provision shall terminate on the earlier of (i) the Closing Date, and (ii) the termination of this Agreement pursuant to Section 12.01.

                                   ARTICLE X

                             Additional Covenants

          SECTION 10.01. Consolidation. The Parties shall use their reasonable efforts and shall cooperate to ensure that AmBev is fully consolidated with Interbrew under IFRS as of the Closing Date; it being understood that reasonable efforts will not include any obligation to modify any of the Operative Documents or the Transactions in any material respect.

          SECTION 10.02. New Name, NYSE and EVA. Concurrently with the public announcement of this Agreement, (i) SB and Interbrew shall make a public announcement regarding the new name of Interbrew upon the Closing, and (ii) Interbrew shall make a public announcement regarding its commitment to (x) complete its examination of the feasibility and desirability of a New York Stock Exchange listing by no later than the second anniversary of the Closing, and (y) complete a study of the feasibility of the implementation of the Economic Value Added model (or comparable management tool) as its principal financial performance measure.

          SECTION 10.03. BAC Tag-Along Right. (a) To the extent a BAC shareholder exercises its BAC Tag-Along Right, (a) Interbrew shall, at such BAC shareholder's option, either (i) issue such BAC shareholder a number of shares of Interbrew Common Stock issuable thereto pursuant to the BAC Tag-Along Right, or (ii) purchase such BAC shareholder's shares of AmBev Common Stock for cash at a purchase price equal to the implied value of the consideration for each lot of 100 shares of AmBev Common Stock held by such BAC shareholder, and (b) (x) BRC shall, simultaneously with Interbrew's issuance or payment to such BAC shareholder pursuant to clause (a) of this
Section 10.03, pay to Interbrew a cash amount equal to all costs and expenses incurred by Interbrew in satisfaction of its obligations set forth in clause
(a) of this Section 10.03 in excess of the Base Price with respect to each lot of 100 shares of AmBev Common Stock sold to Interbrew by such BAC shareholder (the "BAC Premium") or (y) to the extent the BAC Tag-Along Right is settled on the Closing Date and BRC so elects, the Interbrew Shares will be reduced by a number of shares of Interbrew Common Stock equal to the BAC Premium divided by the closing price of the Interbrew Shares on the day immediately prior to the Closing Date during which the Interbrew Common Stock is trading on Euronext Brussels.

          (b) The BAC Premium shall be increased to take account of any net Tax cost actually incurred by Interbrew or any of its affiliates arising from the receipt of such BAC Premium (as determined in accordance with Section 10.03(a)). In computing the amount of such Tax cost, Interbrew and its affiliates shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any payment in respect of the BAC Premium.

          SECTION 10.04. AmBev MTO. In accordance with Brazilian law, Interbrew shall make a mandatory tender offer ("MTO") for any shares of AmBev Common Stock, and the costs and expenses of such MTO (including any MTO by way of exchange offer as may be required by the Brazilian Securities Commission of the Federative Republic of Brazil) shall be borne by the Parties as follows:

          (a) All of the costs and expenses incurred in connection with the tender pursuant to the MTO of shares of AmBev Common Stock held by shareholders other than FAHZ or BAC (subject to Section 10.03) shall be paid by Interbrew.

          (b) In the event a BAC shareholder elects not to exercise its BAC Tag-Along Right but elects to tender its shares of AmBev Common Stock into the MTO, BRC shall pay to Interbrew, simultaneously with Interbrew's satisfaction of its MTO payment obligation vis-a-vis such BAC shareholder, a cash amount equal to all of Interbrew's costs and expenses incurred (taking into account any net Tax cost actually incurred by Interbrew or any of its affiliates arising from the payment of such costs and expenses) in excess of the Base Price with respect to each lot of 100 shares of AmBev Common Stock held by such BAC shareholder.

          (c) In the event FAHZ elects to tender its shares of AmBev Common Stock into the MTO, BRC shall reimburse Interbrew for any costs and expenses Interbrew incurs (taking into account any net Tax cost actually incurred by Interbrew or any of its affiliates arising from the payment of such costs and expenses) in excess of the Base Price with respect to each share of AmBev Common Stock held by FAHZ.

          (d) Interbrew shall acquire shares of AmBev Common Stock in the MTO through a legal entity resident in the Federative Republic of Brazil directly or indirectly controlled by Interbrew at the time of the acquisition, which legal entity may also receive other shares of AmBev Capital Stock for purposes of consolidating partially or totally the different shareholding investments of Interbrew in AmBev.

          (e) For purposes of clauses (a), (b) and (c) of this Section 10.04, in calculating any net Tax cost, Interbrew and its affiliates shall be deemed to recognize all other items of income, gain, loss deduction of credit before recognizing any item arising from the receipt of any payment of costs and expenses.

          (f) Each of the SB Group Companies shall be jointly and severally liable for BRC's obligations under Section 10.03 and this Section 10.04.

          SECTION 10.05. Listing of Shares. No later than three months following the Closing Date, Interbrew shall file a listing application for the Interbrew Shares with Euronext Brussels and use its reasonable best efforts to cause the Interbrew Shares to be listed on the First Market of Euronext Brussels.

          SECTION 10.06. Information to and Consultation with the Works Council. Prior to the Closing Date, Interbrew shall inform and consult with
(i) the Belgian Works Council on the Transactions in accordance with applicable Belgian labor law and (ii) any other comparable or similar entity in accordance with Applicable Law.

          SECTION 10.07. Shareholder Meetings.

          (a) As promptly as practicable but in no event later than the date of the Interbrew Shareholders' Meeting, SB shall cause AmBev to convene the AmBev Shareholders' Meeting in accordance with Brazilian law, and EPS shall cause the Stichting to, and the Stichting shall cause its representatives on the board of directors of Interbrew to, take all corporate action reasonably necessary, to convene, and Interbrew shall convene, the Interbrew Shareholders' Meeting in accordance with Belgian law as promptly as practicable.

          (b) If Interbrew shall not convene the Interbrew Shareholders' Meeting in accordance with Section 10.07(a), EPS and the Stichting shall do so in accordance with Belgian law. If AmBev shall not convene the Ambev Shareholders' Meeting in accordance with Section 10.07(a), the SB Companies shall do so in accordance with Brazilian law.

          SECTION 10.08. AmBev Co-Chairman. Prior to the Closing Date, the SB Group Companies shall cause AmBev to appoint as Co-Chairman of AmBev the individual designated by Interbrew to Braco prior to the date hereof, such appointment to be effective as of the Closing Date.

          SECTION 10.09. ECAP Minority Interests. Interbrew and BRC shall enter into a put option agreement, to be effective as of the Closing Date, pursuant to which Interbrew will grant BRC or an affiliate thereof an option to put to Interbrew, or if Interbrew is unable to perform its obligations thereunder in all material respects, then to an affiliate of Interbrew designated by Interbrew, at specific times to be agreed by the parties, all of the issued and outstanding ECAP Capital Stock, not currently held by any SB Group Company in exchange for a cash amount proportional to the consideration received pursuant hereto.

                                  ARTICLE XI

                             Conditions Precedent

          SECTION 11.01. Conditions to Each Party's Obligation. The obligation of the Parties to complete the Contribution and Subscription is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Labatt Merger. All of the conditions for the closing of the Labatt Incorporacao shall have been satisfied or waived in accordance with the Labatt Incorporacao Agreement.

          (b) Governmental Approvals. All Consents (including, without limitation, the authorizations required pursuant to the Antitrust Laws) of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred.

          (c) No Injunctions or Restraints. No Applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

          (d) Tax Ruling. Tinsel Lux shall have obtained (i) a binding written confirmation from the tax authorities of its country of residence to the effect that the Tinsel Participacoes Shares have, for Tinsel Lux income tax purposes, a value that is equal to their fair market value as of Closing, and
(ii) confirmation from the tax authorities of its country of residence that the acquisition of the Tinsel Participacoes Shares is not subject to capital duty in such country.

          (e) AmBev Capital Stock. No Applicable Law shall be in effect that would cause, or would have a reasonable likelihood of causing, the public float in respect of preferred shares of AmBev capital stock to be less than 20,012,143,079.

          (f) Interbrew Capital Stock. No Applicable Law shall be in effect that would cause, or would have a reasonable likelihood of causing, the public float in respect of shares of capital stock of Interbrew to be less than 90% of the public float on the date hereof.

          SECTION 11.02. Conditions to Obligation of Interbrew. The obligation of Interbrew to purchase and pay for the Tinsel Lux Shares is subject to the satisfaction of (or waiver by Interbrew), on or prior to the Closing Date, the following conditions:

          (a) Representations and Warranties. The representations and warranties of the SB Group Companies made in this Agreement and shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such earlier date), with only such exceptions (disregarding the words "materially", "material" or any modification or qualification based on such terms or based upon the defined term "SB Material Adverse Effect" set forth in such representations and warranties) as would not be reasonably expected to have, individually or in the aggregate, a SB Material Adverse Effect, other than the representations and warranties in Sections 4.03, 5.04, 5.05 and 5.06, which shall be subject to the standard set forth in Section 11.02(g) (disregarding the words "materially", "material" or any modification or qualification based on such terms or based upon the defined term "SB Material Adverse Effect" set forth in such representations and warranties). Interbrew shall have received a certificate signed by an authorized officer of the SB Group Companies to such effect.

          (b) Performance of Obligations of SB. The SB Group Companies shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by each SB Group Company, and Interbrew shall have received a certificate signed by an authorized officer of the SB Group Companies to such effect.

          (c) Operative Documents; Restructuring. Each SB Group Company shall have (i) executed and delivered on or prior to the Closing Date each of the Operative Documents to which it is a party and each of the Operative Documents shall be in full force and effect and (ii) completed the Restructuring.

          (d) Shareholders' Notarized Positive Resolutions. The shareholders of Interbrew, at a shareholders' meeting held before a notary public, shall have adopted positive resolutions on (i) the contribution of the Tinsel Lux Shares by, and the issuance of the Interbrew Shares to, BRC, and (ii) the granting of a new capital authorization to the board of directors of Interbrew.

          (e) FAHZ Approval. FAHZ shall have voted in favor of the Transactions at the AmBev Shareholders' Meeting.

          (f) Amendment of AmBev By-Laws. The by-laws of AmBev shall have been amended to provide for the appointment of two Co-Chief Executive Officers of AmBev and AmBev shall not have amended the provision in the by-laws of AmBev providing for two co-chairpersons.

          (g) No Material Adverse Change. Since the date hereof, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets or properties of AmBev and its subsidiaries, taken as a whole, other than any such event, change, effect or development arising in whole or in part as a result of (i) general economic or capital or financial markets conditions, (ii) political, governmental or regulatory changes or actions (other than war, moratorium or the nationalization or expropriation of assets), (iii) changes in the beer, soft drinks, beverage or consumer products markets, (iv) changes or developments in monetary policy (including currency devaluations) or inflation in the Federative Republic of Brazil or any of the other jurisdictions in which AmBev and its subsidiaries conduct business or (v) the announcement of the Transactions.

          SECTION 11.03. Conditions to Obligation of the SB Group Companies. The obligation of BRC to contribute the Tinsel Lux Shares is subject to the satisfaction (or waiver by BRC) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Stichting, EPS and Interbrew made in this Agreement shall be true and correct in all respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects, on and as of such earlier date), with only such exceptions (disregarding the words "materially", "material" or any modification or qualification based on such terms or based upon the defined term "Interbrew Material Adverse Effect" set forth in such representations and warranties) as would not reasonably be expected to have, individually or in the aggregate, an Interbrew Material Adverse Effect other than the representations and warranties in Sections 6.05, 6.06, 6.07, and 7.03, which shall be subject to the standard set forth in Section 11.03(e) (disregarding the words "materially", "material" or any modification or qualification based on such terms or based upon the defined term "Interbrew Material Adverse Effect" set forth in such representations and warranties). BRC shall have received a certificate signed by an authorized officer of the Stichting, EPS and Interbrew to such effect.

          (b) Performance of Obligations of the Stichting, EPS and Interbrew. Interbrew shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Stichting, EPS and Interbrew on or prior to the Closing Date, and BRC shall have received a certificate signed by an authorized officer of the Stichting, EPS and Interbrew to such effect.

          (c) Operative Documents. Each of Interbrew, the Stichting and EPS shall have executed and delivered on or prior to the Closing Date each of the Operative Documents to which it is a party, and each of the Operative Documents shall be in full force and effect.

          (d) Stichting Shares. The number of shares of Interbrew Common Stock on deposit with the Stichting shall be no less than 180,000,000, exclusive of any Interbrew Shares to be deposited by BRC in accordance herewith.

          (e) No Material Adverse Change. Since the date hereof, there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the assets or properties of Interbrew and its subsidiaries, taken as a whole, other than any such event, change, effect or development arising in whole or in part as a result of (i) general economic or capital or financial markets conditions, (ii) political, governmental or regulatory changes or actions (other than war, moratorium or the nationalization or expropriation of assets), (iii) changes in the beer, soft drinks, beverage or consumer products markets, (iv) changes or developments in monetary policy (including currency devaluations) or inflation in the Kingdom of Belgium or any of the other jurisdictions in which Interbrew and its subsidiaries conduct business or (v) the announcement of the Transactions.

          SECTION 11.04. Postponement of Closing. Each of BRC and Interbrew shall have the right to postpone the Closing if in such Party's reasonable opinion, (i) compliance with any conditions to approval required by any Governmental Entity or Antitrust Authorities pursuant to Applicable Laws would be burdensome or unduly expensive, or (ii) any Governmental Entity or Antitrust Authority shall have expressed its intention or threatened to take action to impose remedies pursuant to Applicable Laws, which remedies, if imposed, would be burdensome or unduly expensive. In the event of any such postponement, the Parties shall, as promptly as practicable, jointly use their reasonable best efforts to negotiate a mutually acceptable arrangement with such Governmental Entity or Antitrust Authority or a mutually acceptable restructuring of the Transactions so as to satisfy such conditions or avoid the imposition of such remedies. For purposes of this Section 11.04, a condition required by the Governmental Entity or Antitrust Authorities shall be burdensome or unduly expensive only if, such condition seeks (x) (A) to prohibit or limit the ownership or operation by AmBev or any of its subsidiaries of any material portion of the business or assets of AmBev and its subsidiaries, taken as a whole (as if the Transactions had been completed), or to compel

AmBev or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets thereof, taken as a whole (as if the Transactions had been completed), (B) to prohibit Interbrew or any of its subsidiaries from effectively controlling in any material respect the business or operations of AmBev and its subsidiaries, taken as a whole (as if the Transactions had been completed) or (C) to prohibit or limit the ownership or operation by Interbrew or any of its subsidiaries of any material portion of the business or assets thereof, or to compel Interbrew or any of its subsidiaries to dispose of or hold separate any material portion of the business or assets thereof, taken as a whole (as if the Transactions had been completed), (y) in the case of BRC, to impose limitations on the ability of BRC to acquire or hold, or exercise full rights of ownership of, the Interbrew Shares or the Stichting Certificates, including the right to vote on all matters properly presented to the shareholders of Interbrew or the Stichting, as the case may be, and (z) in the case of Interbrew, to impose limitations on the ability of Interbrew to acquire or hold, or exercise full rights of ownership of, the Tinsel Lux Shares or the AmBev Shares, including the right to vote on all matters properly presented to the shareholders of Tinsel Lux or AmBev, as the case may be.

          SECTION 11.05. Frustration of Closing Conditions. Neither Interbrew nor BRC may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by a breach of this Agreement or any Operative Document by an SB Group Company in the case of Interbrew, the Stichting or EPS, or in the case of BRC, by Interbrew, the Stichting or EPS.


                                 ARTICLE XII

                       Termination, Amendment and Waiver

          SECTION 12.01. Termination. (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Transactions abandoned at any time prior to the Closing:

               (i) by mutual written consent of BRC and Interbrew; or

               (ii) by BRC or Interbrew if, at any time prior to the Closing, the Labatt Incorporacao Agreement is terminated in accordance with its terms;

provided, however, that the Party seeking termination pursuant to clause (ii) is not then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

          (b) In the event of termination by BRC or Interbrew pursuant to this
Section 12.01, written notice thereof shall forthwith be given to the other and the

Transactions shall be terminated, without further action by any Party. If the Transactions are terminated as provided herein, (i) each Party shall return all documents and other material received from the other Parties relating to the Transactions, whether so obtained before or after the execution hereof; and (ii) all confidential information received by Interbrew with respect to the business of AmBev and its subsidiaries, or by any SB Group Company with respect to the business of Interbrew and its subsidiaries, shall be subject to the Confidentiality Agreement, which shall remain in full force and effect for a period of 2 years notwithstanding the termination of this Agreement; each SB Group Company shall be bound by the terms of the Confidentiality Agreement as though it were a party thereto.

          SECTION 12.02. Effect of Termination. If this Agreement is terminated and the Transactions are abandoned as described in Section 12.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (a) Sections 4.04 and 6.08 relating to finders' and brokers' fees, (b) Section 8.03 relating to certain expenses, (c) Section
8.04 relating to publicity, (d) Article IX relating to solicitations and transfer restrictions, (e) Section 12.01 and this Section 12.02 relating to termination, (f) Article XIII, (g) Article I to the extent applicable to any of the foregoing and (h) Article XIV; nothing in this Section 12.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

          SECTION 12.03. Amendments and Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto whose interests may be adversely effected by such amendment. By an instrument in writing, the Parties whose interests may be adversely effected by such waiver, may waive compliance by a Party with any term or provision of this Agreement that such Party was or is obligated to comply with or perform.

          (b) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

                                 ARTICLE XIII

                                Indemnification

          SECTION 13.01. Indemnification relating to SB Group Companies. (a) From and after the Closing, Interbrew (as provided in clause (i) below) or the Stichting and EPS, severally but not jointly (as provided in clause (ii) below), as the case may be (each, an "Indemnifying Party") shall indemnify each SB Group Company, its affiliates (other than AmBev and its subsidiaries) and each of their respective officers, directors, employees, stockholders, agents and representatives (the "SB Indemnitees") against and hold it harmless from, any loss, claim, damage expense or other Liability, including reasonable legal fees and expenses (collectively, "SB Losses"), suffered or incurred by such SB Indemnitee arising from, relating to or otherwise in respect of:

               (i) with respect to Interbrew, any breach of any representation or warranty relating to Interbrew contained in this Agreement or in any certificate delivered pursuant hereto;

               (ii) with respect to the Stichting and EPS, any breach of any representation or warranty relating to the Stichting or EPS contained in this Agreement or in any certificate delivered pursuant hereto;

               (iii) any breach of any covenant of such Indemnifying Party contained in this Agreement; and

               (iv) the Excluded Taxes;

provided, however, that the rights of each SB Indemnitee under Sections 13.01(a)(i) and (ii) after the Closing shall not be affected by any knowledge at or prior to the execution of this Agreement or at or prior to the Closing of any breach of representation or warranty, whether such knowledge came from Interbrew, the Stichting or EPS, or any other person, or any waiver of Section 11.03.

          (b) Other than with respect to SB Losses resulting from breaches by such Indemnifying Party set forth in any of Sections 6.01, 6.02, 6.03, 6.04 or
6.05 or Sections 7.03 or 7.04, as the case may be, no Indemnifying Party shall be required to indemnify the SB Indemnitees and shall not have any Liability:

               (i) under clause (i) or (ii) of Section 13.01(a), as the case may be, unless the aggregate amount of all SB Losses for which such Indemnifying Party would, but for this clause (i) be liable, exceeds on a cumulative basis an amount equal to US$150,000,000 in the case of clause (i) or (ii), as the case may be, of Section 13.01(a);

               (ii) under clause (i) or (ii) of Section 13.01(a), as the case may be, in each case for any SB Loss relating to an individual item or series of related items that is less than US$11,000,000 (provided that the amounts of any individual items which are substantially similar or substantially related shall be aggregated for purposes of satisfying such US$11,000,000 threshold), in which case such items shall not be aggregated for purposes of clause (i) of this Section 13.01(b); and

               (iii) under clause (i) or (ii) of Section 13.01(a), as the case may be, in excess of US$5,700,000,000 in the aggregate for all Indemnifying Parties.

          (c) In computing the amount of any SB Loss due to a breach of representation or warranty, no effect shall be given to the words "materially" or "material" or any modification or qualification based on such terms or based on the defined term "Interbrew Material Adverse Effect".

          SECTION 13.02. Calculation of Losses. The amount of any SB Loss for which indemnification is provided under this Article XIII shall be net of any amounts actually recovered by the SB Indemnitees under insurance policies with respect to such SB Loss and any indemnity, contribution or other similar payment recoverable by any SB Indemnitee from a third party with respect thereto and shall be (i) increased to take account of any net Tax cost actually incurred by such SB Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase), and (ii) reduced to take account of any net Tax benefit actually realized by an SB Indemnitee arising from the incurrence or payment of any such SB Loss. In computing the amount of any such Tax cost or Tax benefit, such SB Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified SB Loss.

          SECTION 13.03. Termination of Indemnification. The obligations to indemnify and hold harmless the SB Indemnitees (i) pursuant to Sections 13.01(a)(i) and (ii) shall terminate when the applicable representation or warranty terminates pursuant to Section 14.01, and (ii) pursuant to Section 13.01(a)(iii) shall terminate when the applicable covenant terminates pursuant to Section 14.01; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which any SB Indemnitee shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 13.04 to the relevant Indemnifying Party.

          SECTION 13.04. Procedures. (a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 13.01 in respect of, arising out of or involving a claim made by any person against any SB Indemnitee (a "SB Third Party Claim"), such indemnified party must notify the relevant Indemnifying Party in writing (and in reasonable detail) of the SB Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the SB Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent any Indemnifying Party shall have been actually and materially prejudiced as a result of such failure (except that no Indemnifying Party shall be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the Indemnifying Parties, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by such indemnified party relating to the SB Third Party Claim.

          (b) Assumption. If a SB Third Party Claim is made against an indemnified party, each Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Parties; provided, however, that such counsel is not reasonably objected to by such indemnified party. Should any Indemnifying Party so elect to assume the defense of an SB Third Party Claim, none of the Indemnifying Parties shall be liable to any indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. If any Indemnifying Party assumes such defense, such indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the Indemnifying Parties), at its own expense, separate from the counsel employed by the Indemnifying Parties it being understood that the Indemnifying Parties shall control such defense. The relevant Indemnifying Party shall be liable for the fees and expenses of counsel employed by such indemnified party for any period during which the Indemnifying Parties have not assumed the defense thereof (other than during any period in which such indemnified party shall have failed to give notice of the SB Third Party Claim as provided above). If any Indemnifying Party chooses to defend or prosecute a SB Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon any Indemnifying Party's request) the provision to the Indemnifying Parties of records and information that are reasonably relevant to such SB Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not any Indemnifying Party assumes the defense of a SB Third Party Claim, no indemnified party shall admit any liability with respect to, or settle, compromise or discharge, such SB Third Party Claim without the indemnified parties' prior written consent (which consent shall not be unreasonably withheld). If any Indemnifying Party assumes the defense of an SB Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of an SB Third Party Claim that such indemnified party may recommend and that by its terms obligates Interbrew to pay the full amount of the liability in connection with such SB Third Party Claim, which releases the indemnified party completely in connection with such SB Third Party Claim and that could not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, no indemnified party shall be entitled to assume the defense of any SB Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such SB Third Party Claim) if the SB Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the SB Third Party

Claim can be so separated from that for money damages, the relevant indemnified party shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event an indemnified party should have a claim against any Indemnifying Party under Section 13.01 that does not involve an SB Third Party Claim being asserted against or sought to be collected from such indemnified party, such indemnified party shall deliver notice of such claim with reasonable promptness to the Indemnifying Parties. Subject to Sections 13.03 and 14.01, the failure by the indemnified party so to notify the Indemnifying Parties shall not relieve any Indemnifying Party from any liability that it may have to such indemnified party under Section 13.01, except to the extent that Interbrew demonstrates that it has been materially prejudiced by such failure.

          (d) Mitigation. The Parties shall cooperate with each other with respect to resolving any claim or liability with respect to which any Indemnifying Party is obligated to indemnify any SB Indemnitee hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability.

          (e) Shareholder Materials. Notwithstanding anything to the contrary herein, Interbrew on the one hand and each of the Stichting and EPS, severally but not jointly, on the other hand, agree to indemnify, defend and hold harmless each SB Group Company, its respective directors and officers, and any person who controls such SB Group Company, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, claim or other Liability (including the reasonable cost of investigation) which such SB Group Company or any such person may incur under Applicable Law or otherwise, insofar as such loss, damage, expense, claim or other Liability arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information (including financial statements) furnished by or on behalf of such Party to such SB Group Company for use in any AmBev Shareholders' Meeting Material, or
(ii) any omission or alleged omission to state a material fact in connection with such written information specified in clause (i) of this paragraph required to be stated in such AmBev Shareholders' Meeting Materials necessary to make such information not misleading with respect to such Party.

          (f) Sole Remedy. Except in the case of fraud, this Article XIII shall be the sole and exclusive remedy of each SB Indemnitee following the Closing Date for any SB Losses incurred or suffered by such SB Indemnitee arising out of, or related to, or in connection with breaches of any representations, warranties or the failure to perform any of the covenants and agreements of Interbrew, the Stichting or EPS contained in this Agreement.

          SECTION 13.05. Indemnification Relating to Interbrew. (a) From and after the Closing, each SB Group Company (other than AmBev) (each, an "Indemnifying SB Party"), jointly and severally, shall indemnify Interbrew, the Stichting, EPS, their respective affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Interbrew Indemnitees") against and hold it harmless from, any loss, claim, damage, expense or other Liability, including reasonable legal fees and expenses (collectively, "Interbrew Losses"), suffered or incurred by such Interbrew Indemnitee arising from, relating to or otherwise in respect of:

               (i) any Pre-Closing Liabilities;

               (ii) any breach of any representation or warranty relating to any SB Group Company contained in this Agreement or in any certificate delivered pursuant hereto; and

               (iii) any breach of any covenant of an SB Group Company contained in this Agreement.

provided, however, that the rights of each Interbrew Indemnitee under Section 13.05(a)(ii) and (iii) after the Closing shall not be affected by any knowledge at or prior to the execution of this Agreement or at or prior to the Closing of any breach of representation or warranty, whether such knowledge came from an SB Group Company or any other person, or any waiver of Section 11.02.

          (b) Other than with respect to Interbrew Losses resulting from breaches by any SB Group Company of its representations and warranties set forth in any of Sections 4.01, 4.02, 4.03, 5.01, 5.02 or 5.03, the
Indemnifying SB Parties shall not be required to indemnify the Interbrew Indemnitees and shall not have any liability:

               (i) under clause (ii) of Section 13.05(a) unless the aggregate amount of all Interbrew Losses for which any Indemnifying SB Party would, but for this clause (i), be liable, exceeds on a cumulative basis an amount equal to US$150,000,000;

               (ii) under clause (ii) of Section 13.05(a) for any Interbrew Loss relating to an individual item or series or related items that is less than US$11,000,000 (provided that the amounts of any individual items which are substantially similar or substantially related shall be aggregated for purposes of satisfying such US$11,000,000 threshold), in which case such items shall not be aggregated for purposes of clause (i) of this Section 13.05(b); and

               (iii) under clause (ii) of Section 13.05(a) in excess of US$5,700,000,000 in the aggregate.

          (c) In computing the amount of any Interbrew Loss due to a breach of representation or warranty, no effect shall be given to the words "materially" or

"material" or any modification or qualification based on such terms or based on the defined term "SB Material Adverse Effect".

          SECTION 13.06. Calculation of Losses. The amount of any Interbrew Loss for which indemnification is provided under this Article XIII shall be net of any amounts actually recovered by the Interbrew Indemnitee under insurance policies with respect to such Interbrew Loss and any indemnity, contribution or other similar payment recoverable by any Interbrew Indemnitee from a third party with respect thereto and shall be (i) increased to take account of any net Tax cost actually incurred by the Interbrew Indemnitee arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit actually realized by an Interbrew Indemnitee arising from the incurrence or payment of any such Interbrew Loss. In computing the amount of any such Tax cost or Tax benefit, an Interbrew Indemnitee shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Interbrew Loss.

          SECTION 13.07. Termination of Indemnification. The obligations to indemnify and hold harmless the Interbrew Indemnitees (i) pursuant to Section 13.05(a)(ii) shall terminate when the applicable representation or warranty terminates pursuant to Section 14.01, and (ii) pursuant to Section 13.05(a)(iii) shall terminate when the applicable covenant terminates pursuant to Section 14.01; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which any Interbrew Indemnitee shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) pursuant to Section 13.08 to BRC.

          SECTION 13.08. Procedures. (a) Third Party Claims. In order for a person (the "indemnified party") to be entitled to any indemnification provided for under Section 13.05 in respect of, arising out of or involving a claim made by any person against any Interbrew Indemnitee (an "Interbrew Third Party Claim"), such indemnified party must notify BRC in writing (and in reasonable detail) of the Interbrew Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Interbrew Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying SB Parties shall have been actually and materially prejudiced as a result of such failure (except that the Indemnifying SB Parties shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to BRC, within five business days' time after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by such indemnified party relating to the Interbrew Third Party Claim.

          (b) Assumption. If an Interbrew Third Party Claim is made against an indemnified party, BRC, on behalf of the other Indemnifying SB Parties, shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by BRC; provided, however, that such counsel is not reasonably objected to by such indemnified party. Should BRC so elect to assume the defense of an Interbrew Third Party Claim, BRC shall not be liable to the indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof. If BRC assumes such defense, such indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by BRC), at its own expense, separate from the counsel employed by BRC, it being understood that BRC shall control such defense. BRC shall be liable for the fees and expenses of counsel employed by such indemnified party for any period during which BRC has not assumed the defense thereof (other than during any period in which such indemnified party shall have failed to give notice of the Interbrew Third Party Claim as provided above). If BRC chooses to defend or prosecute an Interbrew Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon BRC's request) the provision to BRC of records and information that are reasonably relevant to such Interbrew Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not BRC assumes the defense of an Interbrew Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Interbrew Third Party Claim without BRC's prior written consent (which consent shall not be unreasonably withheld). If BRC assumes the defense of an Interbrew Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of an Interbrew Third Party Claim that BRC may recommend and that by its terms obligates BRC to pay the full amount of the Liability in connection with such Interbrew Third Party Claim, which releases such indemnified party completely in connection with such Interbrew Third Party Claim and that could not otherwise adversely affect such indemnified party. Notwithstanding the foregoing, BRC shall not be entitled to assume the defense of any Interbrew Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by Interbrew in defending such Interbrew Third Party Claim) if the Interbrew Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Interbrew that Interbrew reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Interbrew Third Party Claim can be so separated from that for money damages, BRC shall be entitled to assume the defense of the portion relating to money damages.

          (c) Other Claims. In the event an indemnified party should have a claim against any Indemnifying SB Party under Section 13.05 that does not involve an Interbrew Third Party Claim being asserted against or sought to be collected from such indemnified party, such indemnified party shall deliver notice of such claim with reasonable promptness to BRC. Subject to Sections
13.07 and 14.01, the failure by the
indemnified party so to notify BRC shall not relieve any Indemnifying SB Party from any liability that it may have to such indemnified party under Section 13.05, except to the extent that such Indemnifying SB Party has been materially prejudiced by such failure.

          (d) Mitigation. The Parties shall cooperate with each other with respect to resolving any claim or Liability with respect to which any Indemnifying SB Party is obligated to indemnify an indemnified party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or Liability.

          (e) Shareholder Materials. Notwithstanding anything to the contrary herein, each of the SB Group Companies, jointly and severally, agrees to indemnify, defend and hold harmless Interbrew, its directors and officers, and any person who controls Interbrew, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, claim or other Liability (including the reasonable cost of investigation) which Interbrew or any such person may incur under Applicable Law or otherwise, insofar as such loss, damage, expense, claim or other Liability arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information (including financial statements) furnished by or on behalf of such SB Group Company to Interbrew for use in the Interbrew Listing Prospectus or in any amendment or supplement thereto or in Interbrew Shareholders' Meeting Materials, or (ii) any omission or alleged omission to state a material fact in connection with such written information specified in clause (i) of this paragraph required to be stated in such Interbrew Listing Prospectus or in such Shareholders' Meeting Materials necessary to make such information not misleading with respect to any such SB Group Company.

          SECTION 13.09. Responsibility for Interbrew Listing Prospectus. (a) Notwithstanding anything to the contrary herein, Interbrew shall assume responsibility for the Interbrew Listing Prospectus with respect to any third party claims in connection therewith except that:

               (i) the SB Group Companies (other than AmBev) shall assume such responsibility for any information concerning any SB Group Company contained in any section, sub-section or paragraph of the Interbrew Listing Prospectus or the Interbrew Shareholders' Meeting Materials, and, jointly, with the Stichting, for any information on the Interbrew shareholders arrangements between SB and the Stichting contained in any section, sub-section or paragraph of the Interbrew Listing Prospectus;

               (ii) the Stichting shall assume such responsibility for any information concerning it contained in any section, sub-section or, for any information on the Interbrew shareholders arrangements between the Stichting and SB, paragraph of the Interbrew Listing Prospectus, and, jointly, with SB contained in any section, sub-section or paragraph of the Interbrew Listing Prospectus.

          (b) Each of Interbrew, SB and the Stichting shall be mentioned in the Interbrew Listing Prospectus, in the following terms or similar terms, as, being represented by their respective board of directors to that effect, assuming responsibility for the respective information mentioned above (and, with respect to SB, that of AmBev) and declaring that "this information is factually accurate in all material respects and that there is no omission that would make it materially misleading."

          SECTION 13.10. ECAP Claims. Notwithstanding anything to the contrary herein, and without giving effect to any of the limitations set forth in
Section 13.05(b), each of the SB Group Companies, jointly and severally, agrees to indemnify, defend and hold harmless, the Stichting, EPS and Interbrew, its directors and officers, and any person who controls the Stichting, or EPS or Interbrew, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, claim or other Liability (including the reasonable cost of investigation) which the Stichting, EPS or Interbrew or any such person may incur in connection with any claims against any SB Group Company or affiliate thereof made by or on behalf of the ECAP minority interest holders in their capacity as shareholders of ECAP for acts or omissions occurring before the Closing or otherwise in respect of the period ending on the Closing Date.

          SECTION 13.11. Sole Remedy. Except in the case of fraud, this
Article XIII shall be the sole and exclusive remedy of each Interbrew Indemnitee following the Closing Date for any Interbrew Losses incurred or suffered by such Interbrew Indemnitee arising out of, or related to, or in connection with breaches of any representations, warranties or the failure to perform any of the covenants and agreements of any SB Group Company contained in this Agreement.

                                 ARTICLE XIV

                              General Provisions

          SECTION 14.01. Survival. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall survive for six years following the Closing, except with respect to any Pre-Closing Liabilities or Sections 5.01, 5.02, 5.03, 6.02, 6.03, 7.01, 7.02 and 7.03
which shall survive indefinitely; provided, however, that if a Party gives notice to another Party of any action, suit or proceeding or any claim in connection with the Transactions that is pending or threatened as of the expiration of such survival period, such representations and warranties shall survive until the resolution of such action, suit, proceeding or claim and provided, further, however that any claims in respect of Taxes (other than in respect of

Taxes that constitute Pre-Closing Liabilities, which will survive indefinitely) shall survive until the 90th day following the expiration of the statute of limitations under Applicable Law.

          SECTION 14.02. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any Party (including by operation of law in connection with a merger or consolidation of such Party) without the prior written consent of Interbrew, in the case of the SB Group Companies, or BRC, in the case of Interbrew, the Stichting or EPS. Any attempted assignment in violation of this Section 14.02 shall be void.

          SECTION 14.03. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their permitted assigns and except for Article XIII, with respect to SB Indemnities and Interbrew Indemnities, nothing herein expressed or implied shall give or be construed to give to any person, other than the Parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 14.04. Attorneys' Fees. A Party in breach of this Agreement shall, on demand, indemnify and hold harmless the other Parties for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other Party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other Party may be entitled.

          SECTION 14.05. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by fax or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or fax, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                  (a)      if to Interbrew,

                           Interbrew S.A.
                           Vaartstraat 94/4
                           3000 Leuven
                           Belgium
                           Tel:
                           Fax:  +32.16.31.54.46

                              Attention of Senior VP Legal, Corporate Secretary

                  with a copy to:

                           Sullivan & Cromwell LLP

                           1 New Fetter Lane
                           London EC4A 1AN
                           England

                              Attention of George H. White

                  (b)      if to any SB Group Company,

                           Avenida Brigadeiro Faria,
                           Lima, 3729-7(degree)andar
                           04538-905, Sao Paulo
                           SP, Brazil
                           Tel:  55 11 3049 5505
                           Fax:  55 11 3049 5559

                              Attention of Roberto Thompson Motta

                  with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7454
                           United States of America,

                              Attention of David Mercado

                  (c)      if to the Stichting,

                           Stichting Interbrew
                           Zee Mansstraat 13
                           3016 CN Rotterdam
                           Netherlands
                           Tel:  003 11 04 36 07 07
                           Fax:  003 11 04 36 10 68

                              Attention of Sedde Peutz

                  (d)      if to EPS,

                           Eugenie Patri Sebastien
                           398 Route d'Esch, L-1471
                           Luxemburg
                           Tel:  003 52 48 18 281
                           Fax:  003 52 48 18 63

                              Attention of Gerard Becquer

          SECTION 14.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. An executed counterpart of this Agreement delivered by fax or other means of electronic communications shall be deemed to be an original and shall be as effective for all purposes as delivery of a manually executed counterpart.

          SECTION 14.07. Entire Agreement. This Agreement and the Operative Documents collectively contain the entire agreement and understanding among the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. None of the Parties shall be liable or bound to any other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth in this Agreement or the Operative Documents.

          SECTION 14.08. Severability. Any term or provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the Transactions is affected in any manner materially adverse to any Party or its shareholders. Upon any such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

          SECTION 14.09. Subsidiary or Other Action; SB Group Company Liability. (a) To the extent that action on the part of an entity in which a Party has an interest, whether controlling or not, is necessary in order for such Party to fulfill any of its obligations under this Agreement or any Operative Document, then each such obligation shall be deemed to include an undertaking on the part of such Party to, and to cause its representatives in such entity to, use its and their best efforts to cause such entity, or, with respect to a subsidiary or an entity in which such Party has a controlling interest, to cause such entity, to take such necessary action.

          (b) Notwithstanding anything to the contrary herein or in any Operative Document, from and after the Closing Date, neither Tinsel Lux, Tinsel Participacoes nor ECAP shall be held liable for any obligations hereunder or other Liabilities of any SB Group Company or any of their respective affiliates, and none of the

SB Group Companies shall have any rights to contribution vis-a-vis any of Tinsel Lux, Tinsel Participacoes or ECAP in respect of any Liabilities, whether incurred hereunder or otherwise.

          (c) Interbrew will consult with BRC (or its successor) in the event it desires to take any action in respect of any SB Group Company (or any successor of any thereof) after the Closing that would adversely affect the tax position of BRC (or its successor) or its affiliates (or any of their successors) and will not take any such action to which BRC (or its successor) reasonably objects.

          SECTION 14.10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, provided, however, that the shares of capital stock and any corporate action (which, for the avoidance of doubt, will not include SB's undertaking to cause BRC to contribute the Tinsel Lux Shares to Interbrew and Interbrew's undertaking to issue the Interbrew Shares upon the contribution of such Tinsel Lux Shares to Interbrew) required to complete the Transactions shall be governed by the laws of the jurisdiction in which the person which issued such shares or takes such action is organized.

          SECTION 14.11. Arbitration. (a) All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

          (b) The number of arbitrators shall be three, one appointed by the plaintiff party or parties, one by the respondent party or parties and a chairman appointed jointly by the first two arbitrators. In the event that, in multiple party proceedings, the plaintiff parties or the respondent parties are not able to reach consensus on the appointment of their arbitrator, such (any only such) arbitrator shall be appointed by the International Chamber of Commerce (Article 10, paragraph 2, ICC Rules, Edition 1998).

          (c) Any party to the dispute submitted to arbitration in connection with this Agreement may assert a cross-claim against any other party to the dispute based on any breach of this Agreement, the Incorporacao Agreement, the LST Lock-Up Agreement or the EPS Lock-up Agreement. Any party to the dispute shall have access to all documents filed by any other party.

          (d) Any party to the dispute submitted to arbitration may request that any party to the Incorporacao Agreement, the LST Lock-Up Agreement or the EPS Lock-up Agreement which was not initially named as a party to the proceedings be joined as a party to the proceedings, provided that the basis asserted for such joinder is substantially related to the subject matter of the dispute in arbitration. Any party to the abovementioned agreements which is not involved in the proceeding may request to join the existing proceeding, provided that the basis asserted for such intervention is substantially related to the subject matter of the dispute in arbitration. The parties to those abovementioned agreements have agreed to these procedures. Any joined or intervening party shall be bound by any award rendered by the arbitral tribunal even if it chooses not to participate in the arbitral proceedings.

          (e) The Parties agree that the ICC Court of Arbitration shall fix separate advances on costs in respect of each claim, counterclaim or cross-claim.

          (f) The Parties agree that if a dispute raises issues which are the same as or substantially connected with issues raised in a related dispute arising in connection with this Agreement, the Incorporacao Agreement, the LST Lock-Up Agreement or the EPS Lock-up Agreement, such dispute and such related dispute shall be finally settled by the first appointed arbitral tribunal, provided a joinder of proceedings is requested by at least one party to any of the disputes.

          (g) The place of arbitration shall be Paris, France. The language of the arbitration shall be English.

          (h) The arbitrators will have no authority to award punitive damages or any other damages not measured by the prevailing Party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

          (i) Any Party may make an application to the arbitrators seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved. Any Party may apply to any court having jurisdiction hereof to seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the controversy is otherwise resolved.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                             S-BRACO PARTICIPACOES S.A.,


                                             by
                                             /s/ Jorge Paulo Lemann
                                             ---------------------------------
                                             Name: Jorge Paulo Lemann
                                             Title: Director


                                             by
                                             /s/ Roberto Moses Thompson Motta
                                             ---------------------------------
                                             Name: Roberto Moses Thompson Motta
                                             Title: Director


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                            ROUGEVAL LIMITED,


                                            by
                                            /s/ Jorge Paulo Lemann
                                            -----------------------------------
                                            Name: Jorge Paulo Lemann
                                            Title:


                                            by
                                            /s/ Roberto Moses Thompson Motta
                                            -----------------------------------
                                            Name: Roberto Moses Thompson Motta
                                            Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                            TINSEL INVESTMENTS INC.,


                                            by
                                            /s/ Jorge Paulo Lemann
                                            ----------------------------------
                                            Name: Jorge Paulo Lemann
                                            Title:


                                            by
                                            /s/ Roberto Moses Thompson Motta
                                            ----------------------------------
                                            Name: Roberto Moses Thompson Motta
                                            Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          BRACO S/A,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title: Director


                                          by
                                          /s/ Carlos Alberto Da Veiga Sicupira
                                          -------------------------------------
                                          Name: Carlos Alberto Da Veiga Sicupira
                                          Title: Director


                                          by
                                          /s/ Marcel Herrmann Telles
                                          -------------------------------------
                                          Name: Marcel Herrmann Telles
                                          Title: Director


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title: Director



WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          TINSEL PARTICIPACOES LTDA.,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title: Director


                                          by
                                          /s/ Carlos Alberto Da Veiga Sicupira
                                          -------------------------------------
                                          Name: Carlos Alberto Da Veiga Sicupira
                                          Title: Director


                                          by
                                          /s/ Marcel Herrmann Telles
                                          -------------------------------------
                                          Name: Marcel Herrmann Telles
                                          Title: Director


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title: Director



WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          EMPRESA DE ADMINISTRACAO E
                                          PARTICIPACOES S.A.-ECAP,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title: Director


                                          by
                                          /s/ Carlos Alberto Da Veiga Sicupira
                                          -------------------------------------
                                          Name: Carlos Alberto Da Veiga Sicupira
                                          Title: Director


                                          by
                                          /s/ Marcel Herrmann Telles
                                          -------------------------------------
                                          Name: Marcel Herrmann Telles
                                          Title: Director


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title: Director



WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:   021.829.769-65

                                          TINSEL INVESTMENTS S/A,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title:


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          BRC S/A,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title:


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          BRACO MANAGEMENT INC.,

                                          by
                                          /s/ Jorge Paulo Lemann
                                          ------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title:


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          ------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          BRACOPAR S.A.,


                                          by
                                          /s/ Jorge Paulo Lemann
                                          -------------------------------------
                                          Name: Jorge Paulo Lemann
                                          Title:


                                          by
                                          /s/ Roberto Moses Thompson Motta
                                          -------------------------------------
                                          Name: Roberto Moses Thompson Motta
                                          Title:


WITNESSES:

/s/ Marcio Aparecido Alves Correa
-----------------------------------------
Name:  Marcio Aparecido Alves Correa
R.G.:  14.114.166
CPF:  076.009.498-57



/s/ Tatiana Buzalaf de Andrade e Silva
-----------------------------------------
Name:  Tatiana Buzalaf de Andrade e Silva
R.G.:  6.122.637-0 SSP/PR
CPF:  021.829.769-65

                                          INTERBREW S.A.,


                                          by

                                          /s/ John F. Brock
                                          ------------------------------------
                                          Name:  John F. BROCK
                                          Title:  Chief Executive Officer


                                          by

                                          /s/ Francois Jaclot
                                          ------------------------------------
                                          Name:  Francois JACLOT
                                          Title:  Chief Financial Officer


WITNESSES:


/s/ Jean Louis Van de Perre
-----------------------------------------
Name:  Jean Louis Van de Perre
ID Card: 161 0029528 54



/s/ Catherine Noirfalisse
-----------------------------------------
Name:  Catherine NOIRFALISSE
ID Card:  161 0019803 29

                                          STICHTING INTERBREW,


                                          by
                                          /s/ Fredric de Mevius
                                          --------------------------------------
                                          Name:  Frederic de Mevius
                                          Title: Director


                                          by
                                          /s/ Charles Adriaenssen
                                          --------------------------------------
                                          Name:  Charles Adriaenssen
                                          Title:  Director


                                          by
                                          /s/ Alexandre Van Damme
                                          --------------------------------------
                                          Name:  Alexandre Van Damme
                                          Title: Director


WITNESSES:


/s/ Jean Louis Van de Perre
-----------------------------------------
Name:  Jean Louis Van de Perre
ID Card: 161 0029528 54



/s/ Catherine Noirfalisse
-----------------------------------------
Name:  Catherine NOIRFALISSE
ID Card:  161 0019803 29

                                          EUGENIE PATRI SEBASTIEN,


                                          by
                                          /s/ Fredric de Mevius
                                          ------------------------------------
                                          Name:  Frederic de Mevius
                                          Title: Director


                                          by
                                          /s/ Charles Adriaenssen
                                          ------------------------------------
                                          Name:  Charles Adriaenssen
                                          Title:  Director


                                          by
                                          /s/ Alexandre Van Damme
                                          ------------------------------------
                                          Name:  Alexandre Van Damme
                                          Title: Director


WITNESSES:


/s/ Jean Louis Van de Perre
-----------------------------------------
Name:  Jean Louis Van de Perre
ID Card: 161 0029528 54



/s/ Catherine Noirfalisse
-----------------------------------------
Name:  Catherine NOIRFALISSE
ID Card:  161 0019803 29